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                          TRO CONTRIBUTION AGREEMENT



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                               TABLE OF CONTENTS


SECTION 1.  ACQUISITION OF PREFERRED SHARES AND
                          NON-VOTING COMMON SHARES..........................  3
         1.1          Sale and Contribution of Shares.......................  3
         1.2          Issuance of Class A Units.............................  4

SECTION 2.  CONTINGENT RIGHT TO ADDITIONAL UNITS............................  4
         2.1          Certain Definitions...................................  4
         2.2          Earn-Out..............................................  8

SECTION 3.  REPRESENTATIONS AND WARRANTIES REGARDING
                         THE COMPANIES AND THE TRO SHAREHOLDERS.............  9
         3.1          Organization..........................................  9
         3.2          Power and Authority................................... 10
         3.3          No Conflicts.......................................... 11
         3.4          Capitalization; Ownership of TRO Shares............... 12
         3.5          Investments........................................... 13
         3.6          Compliance with Laws.................................. 14
         3.7          Litigation; Orders.................................... 15
         3.8          Financial Statements.................................. 16
         3.9          Undisclosed Liabilities............................... 16
         3.10         Title to Property; Encumbrances....................... 18
         3.11         Real Property......................................... 19
         3.12         List of Properties, Contracts, etc.................... 19
         3.13         Contracts............................................. 22
         3.14         Intellectual Property................................. 22
         3.15         Clients............................................... 23
         3.16         Taxes................................................. 23
         3.17         Employee Benefits..................................... 25
         3.18         Labor Matters......................................... 27
         3.19         Relationships With Related Persons.................... 29
         3.20         Environmental Matters................................. 30
         3.21         Absence of Certain Changes and Events................. 32
         3.22         Books and Records..................................... 33
         3.23         Insurance............................................. 34
         3.24         Proxy Statement....................................... 34
         3.25         Brokers............................................... 35
         3.26         Accurate Disclosure................................... 35
         3.27         Knowledge............................................. 35
         3.28         Investment Representations............................ 35
         3.29         First Refusal Rights Agreement........................ 36
         3.30         One Meridian Plaza.................................... 36
         3.31         Equity Fund........................................... 36

SECTION 4.  REPRESENTATIONS AND WARRANTIES REGARDING
                        PREIT AND THE PARTNERSHIP........................... 36
         4.1          Organization.......................................... 37
         4.2          Power and Authority................................... 37
         4.3          No Conflicts.......................................... 38
         4.4          Capitalization........................................ 39

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         4.5          PREIT Reports......................................... 39
         4.6          Information Included in Proxy Statement............... 40
         4.7          Litigation............................................ 40
         4.8          Material Adverse Change............................... 40
         4.9          Brokers............................................... 40

SECTION 5.  AGREEMENTS AND COVENANTS........................................ 41
         5.1          Special Shareholders Meeting.......................... 41
         5.2          Proxy Statement....................................... 41
         5.3          Reasonable Efforts.................................... 41
         5.4          Access to Information; Confidentiality................ 42
         5.5          Public Announcements.................................. 42
         5.6          No Solicitation....................................... 43
         5.7          Notifications......................................... 43
         5.8          Conduct of the Companies' Business.................... 43
         5.9          Sale of Shares of TRO................................. 45
         5.10         Financial Information................................. 45
         5.11         Costs and Expenses.................................... 45
         5.12         Confidentiality....................................... 46
         5.13         Voting Agreements of Sylvan M. Cohen and Leonard
                      I. Korman............................................. 46
         5.14         TRO Consolidation..................................... 46
         5.15         TRO Recap............................................. 46
         5.16         Predevelopment Properties; Concord Pike; Girard
                      Estate................................................ 47
         5.17         Closing Loan; Purchase of Equity Fund................. 47
         5.18         Acquisitions by TRO Affiliates........................ 48
         5.19         Board of Trustees..................................... 48
         5.20         Distributions Prior to Closing........................ 49
         5.21         Employees............................................. 51
         5.22         Employment Agreements................................. 51
         5.23         PREIT Fiscal Year..................................... 51
         5.24         Contribution of PREIT Assets.......................... 51
         5.25         TRO Board Meetings.................................... 52
         5.26         Receivables........................................... 52
         5.27         Life Insurance........................................ 52
         5.28         Liabilities........................................... 52
         5.29         Accounts Receivable................................... 54

SECTION 6.  CERTAIN CONDITIONS PRECEDENT TO PREIT'S AND
                        THE PARTNERSHIP'S OBLIGATIONS....................... 55
         6.1          Representations and Warranties........................ 55
         6.2          Performance of Covenants.............................. 55
         6.3          Legal Matters......................................... 55
         6.4          Consents and Approvals................................ 56
         6.5          Opinion of Counsel.................................... 56
         6.6          (Intentionally Omitted)............................... 56
         6.7          Material Adverse Change............................... 56
         6.8          Predevelopment Partnership............................ 56
         6.9          Existing Properties................................... 56
         6.10         EPD Properties........................................ 57
         6.11         TRO Consolidation..................................... 57

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         6.12         TRO Recap............................................. 57
         6.13         Rights of First Refusal............................... 57
         6.14         Opinions of Financial Advisor......................... 57
         6.15         Ronald Rubin.......................................... 57
         6.16         Shareholder Approval.................................. 57
         6.17         Registration Rights Agreement......................... 57
         6.18         Lock-Up Letter Agreements............................. 58
         6.19         Partnership Agreement................................. 58
         6.20         Satisfaction of Section 5.28(a)....................... 58
         6.21         Listing of PREIT Shares............................... 58
         6.22         Goldenberg Estoppel Certificate....................... 58

SECTION 7.  CERTAIN CONDITIONS PRECEDENT TO THE TRO
                          SHAREHOLDERS' AND THE COMPANIES' OBLIGATIONS...... 58
         7.1          Representations and Warranties........................ 58
         7.2          Performance of Covenants.............................. 59
         7.3          Legal Matters......................................... 59
         7.4          Predevelopment Properties............................. 59
         7.5          EPD Properties........................................ 59
         7.6          Existing Properties................................... 59
         7.7          Contribution of PREIT Assets.......................... 59
         7.8          Opinion of Counsel.................................... 60
         7.9          Registration Rights Agreement......................... 60
         7.10         Partnership Agreement................................. 60
         7.11         (Intentionally Omitted)............................... 60
         7.12         Consents and Approvals................................ 60
         7.13         Material Adverse Change............................... 60

SECTION 8.  CLOSING......................................................... 60
         8.1          Time and Place of the Closing......................... 60
         8.2          Deliveries at the Closing............................. 60

SECTION 9. TERMINATION AND ABANDONMENT...................................... 62
         9.1          Termination........................................... 62
         9.2          Procedure for Termination; Effect of
                      Termination........................................... 63

SECTION 10. INDEMNIFICATION................................................. 64
         10.1         Indemnification by TRO Shareholders................... 64
         10.2         Indemnification by PREIT.............................. 64
         10.3         Limitations on Liability.............................. 64
         10.4         Procedure For Indemnification - Third Party
                      Claims................................................ 67
         10.5         Procedure for Indemnification - Other Claims.......... 69
         10.6         Acknowledgement....................................... 69
         10.7         Right of Set-Off...................................... 69
         10.8         Indemnification Payments.............................. 69
         10.9         Transfer of Units..................................... 69

SECTION 11. MISCELLANEOUS................................................... 70
         11.1         Survival of Representations and Warranties............ 70
         11.2         Further Assurances.................................... 70

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         11.3         Notices............................................... 70
         11.4         Assignment and Benefit................................ 72
         11.5         Amendment, Modification and Waiver.................... 72
         11.6         Governing Law; Consent to Jurisdiction................ 72
         11.7         Section Headings and Defined Terms.................... 73
         11.8         Severability.......................................... 73
         11.9         Counterparts.......................................... 73
         11.10        Entire Agreement...................................... 73
         11.11        Guaranty of Performance by TRO Predevelopment,
                      LLC................................................... 73


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                          TRO CONTRIBUTION AGREEMENT

         THIS TRO CONTRIBUTION AGREEMENT (the "Agreement") is made as of the 30th day of July, 1997, by and among PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, an unincorporated association in business trust form created under Pennsylvania law pursuant to a Trust Agreement dated December 27, 1960, as last amended and restated on December 16, 1987 ("PREIT"), PREIT ASSOCIATES, L.P., a Delaware limited partnership (the "Partnership"), THE RUBIN ORGANIZATION, INC., a Pennsylvania corporation ("TRO"), THE RUBIN ORGANIZATION-ILLINOIS, INC., an Illinois corporation ("TRO Illinois" and, together with TRO, the "Companies" and each, a "Company"), the persons identified on Schedule A hereto, constituting all of the shareholders of TRO (collectively, the "Current TRO Shareholders"), and the entities identified on Schedule B hereto (collectively, the "Former TRO Debtholders," and together with the Current TRO Shareholders, the "TRO Shareholders"). An index of defined terms is attached as an appendix hereto.

                                  Background

         PREIT has qualified as a real estate investment trust under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Companies are engaged in the business of managing and developing, and providing consulting, brokerage and related services with respect to, real estate (the "Business").

         PREIT is the sole general partner of the Partnership. PREIT Property Trust, a Pennsylvania business trust, the beneficial interests in which are held entirely by PREIT ("PREIT Subsidiary"), is currently the sole limited partner of the Partnership.

         The Current TRO Shareholders are the record and beneficial owners of all of the outstanding capital stock of TRO.

         Prior to the closing of the acquisition by the Partnership of TRO capital stock contemplated herein: (i) TRO shall be recapitalized so that its capital stock shall consist of Class A Voting Common Shares, par value $.01 per share (the "Voting Common Shares"), Class B Non-Voting Common Shares, par value $.01 per share (the "Non-Voting Common Shares"), and Convertible NonParticipating Preferred Shares, par value $.01 per share (the "Preferred Shares"), each of which is convertible on a one-for-one basis into Non-Voting Common Shares; (ii) in connection with such recapitalization, the Current TRO Shareholders shall exchange all of the currently outstanding capital stock of TRO for newly-issued Non-Voting Common Shares, and the Former TRO Debtholders shall exchange approximately $6,000,000 of



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indebtedness owed by TRO to such parties for newly-issued Preferred Shares;
(iii) TRO shall issue Voting Common Shares authorized as part of such recapitalization to the PREIT-RUBIN, Inc. Employee Stock Ownership Trust (the "Employee Stock Ownership Trust"), which shall thereupon own all of the outstanding Voting Common Shares and hold all such shares pursuant to the terms of the PREIT-RUBIN, Inc. Employee Stock Ownership Plan (the "Employee Stock Ownership Plan"); and (iv) the outstanding capital stock of TRO Illinois shall be transferred to TRO (the "TRO Consolidation").

         As a result of the transactions described in subclauses (i) through
(iii) of the immediately preceding paragraph (collectively, the "TRO Recap"), immediately prior to the closing of the acquisition of the Preferred Shares and Non-Voting Common Shares by the Partnership as contemplated herein, all of the outstanding Preferred Shares shall be owned by the Former TRO Debtholders, all of the outstanding Voting Common Shares shall be owned by the Employee Stock Ownership Trust and all of the outstanding Non-Voting Common Shares shall be owned by the Current TRO Shareholders.

         Immediately prior to or concurrent with the closing of the acquisition of the Preferred Shares and Non-Voting Common Shares contemplated herein, PREIT intends to contribute substantially all of its assets to the Partnership in return for the issuance to PREIT Subsidiary of Class A limited partner interests in the Partnership ("Class A Units") as contemplated by the First Amended and Restated Agreement of Limited Partnership of PREIT Associates, L.P. that is to be executed and delivered at such closing (the "Amended Partnership Agreement").

         The parties hereto desire to set forth, inter alia, the terms and conditions by which the Partnership will acquire all of the outstanding Preferred Shares from the Former TRO Debtholders and all of the outstanding Non-Voting Common Shares from the Current TRO Shareholders in return for the issuance of Class A Units.

         The acquisition of the outstanding Preferred Shares and NonVoting Common Shares contemplated herein is part of a larger transaction in which, inter alia: (i) the Partnership will acquire from TRO or TRO Affiliates (as hereinafter defined) all of the right, title and interest of TRO or the TRO Affiliates in and to The Court at Oxford Valley, Hillview Shopping Center and Northeast Tower Center (collectively, the "Existing Properties") pursuant to the terms and conditions of the Contribution Agreement dated as of the date hereof (the "Court at Oxford Valley Contribution Agreement") among the Partnership, PREIT, Rubin Oxford, Inc. and Rubin Oxford Valley Associates, L.P., the Contribution Agreement dated the date hereof (the "Hillview Contribution Agreement") among the Partnership, PREIT, Cherry

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Hill Partner, Inc. and Rubin Oxford Valley Associates, L.P. and the
Contribution Agreement dated the date hereof (the "Northeast Contribution Agreement") among PREIT, the Partnership, Roosevelt Blvd. Co., Inc. and certain individuals; (ii) the Partnership will acquire all the right, title and interest of (1) Magnolia Retail Associates, L.L.C. in and to Magnolia Mall, Florence, South Carolina (the "Magnolia Mall") pursuant to an assignment by PREIT to the Partnership of all of PREIT's rights and obligations under that certain Purchase and Sale Agreement dated June 30, 1997 (the "Magnolia Agreement") by and between TRO, as buyer, and Magnolia Retail Associates, L.L.C., as seller, obtained by an assignment by TRO to PREIT pursuant to an Agreement Regarding Assignment of Purchase and Sale Agreements dated June 30, 1997 (the "EPD Assignment Agreement") by and between TRO and PREIT; and (2) Diversified Equity Corporation of Illinois, Inc. in and to North Dartmouth Mall, Dartmouth, Massachusetts (the "North Dartmouth Mall" and, together with Magnolia Mall, the "EPD Properties") pursuant to an assignment by TRO to PREIT to be made, in accordance with the terms of the EPD Assignment Agreement, on the Closing Date hereunder of all of TRO's rights and obligations under the Purchase and Sale Agreement dated June 30, 1997 by and between TRO, as buyer, and Diversified Equity Corporation of Illinois, Inc., as seller (the "North Dartmouth Agreement") and a subsequent assignment to be made on the Closing Date hereunder of all of PREIT's rights and obligations under the North Dartmouth Agreement to the Partnership; and (iii) the Partnership will acquire from TRO Predevelopment, LLC, a limited liability company controlled by certain TRO Affiliates and TRO Shareholders, all of the right, title and interest of such limited liability company (the "Predevelopment Partnership") in and to the following predevelopment properties: the Blue Route Metroplex, Christiana Strip Shopping Center, Red Rose Commons, certain properties in York and Warrington, Pennsylvania and, under certain circumstances described in the Predevelopment Properties Contribution Agreement, other properties (collectively, the "Predevelopment Properties") pursuant to the terms and conditions of the Predevelopment Properties Contribution Agreement dated as of the date hereof (the "Predevelopment Properties Contribution Agreement") among PREIT, the Partnership and TRO Predevelopment, LLC.

                      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                SECTION 1. ACQUISITION OF PREFERRED SHARES AND
                           NON-VOTING COMMON SHARES

         1.1 Sale and Contribution of Shares. Subject to the terms and conditions of this Agreement, at the Closing: (i) the

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Current TRO Shareholders shall sell, transfer, contribute and deliver to the
Partnership, free and clear of all Encumbrances (other than applicable securities law restrictions), all of the issued and outstanding Non-Voting Common Shares, (ii) the Former TRO Debtholders shall sell, transfer, contribute and deliver to the Partnership, free and clear of all Encumbrances (other than applicable securities law restrictions), all of the issued and outstanding Preferred Shares (together with the shares referred to in subclause (i), the "Contributed TRO Shares"), and (iii) in the event Howell Shopping Center is not a Predevelopment Property as of the Closing as provided in Section 5.20, the TRO Shareholders shall sell, contribute and deliver to the Partnership (or its designee), free and clear of all Encumbrances, 50% of the outstanding member interests in the Howell LLC. Immediately following the Closing, the Partnership shall convert all of the Preferred Shares into additional NonVoting Common Shares. The TRO Shareholders shall cause the number of Contributed TRO Shares to be equal, as of the Closing, to 95% of the sum of (x) the number of Contributed TRO Shares and (y) the number of Voting Common Shares outstanding as of the Closing.

         1.2 Issuance of Class A Units.

                      (a) In consideration for the sale, transfer, contribution and delivery of the Contributed TRO Shares described in Section 1.1, subject to the terms and conditions of this Agreement, at the Closing, the Partnership shall issue to the TRO Shareholders 200,000 Class A Units and the contingent right to receive up to an aggregate of 800,000 (subject to adjustment as specified in Section 2.2) additional Class A Units as described in Section 2.2 hereof; provided, however, that in the event the record date for a PREIT Recapitalization occurs prior to Closing, the number of Class A Units issuable at Closing shall be proportionately adjusted as appropriate to reflect such event.

                      (b) The Class A Units issued at Closing pursuant to
Section 1.2 and after Closing pursuant to Section 2.2 shall be allocated among the TRO Shareholders in accordance with Schedule C hereto unless, at least five business days prior to Closing, all of the TRO Shareholders and the TRO Debtholders shall have signed and delivered to PREIT a new Schedule C which shall replace Schedule C hereto.


                SECTION 2. CONTINGENT RIGHT TO ADDITIONAL UNITS

         2.1 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings:


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                      "Accumulated FFO Shortfall" as of a particular date
means the aggregate of any and all FFO Shortfalls as of such date in respect of then-completed Earn-Out Periods.

                      "Adjusted FFO" means PREIT's consolidated net income or loss before extraordinary items and the cumulative effect of any changes in accounting principles, computed in accordance with United States generally accepted accounting principles ("GAAP"), plus, to the extent deducted in computing such consolidated net income or loss, (x)(i) depreciation expense attributable to real property, (ii) amortization expense attributable to capitalized leasing costs, tenant allowances and improvements and any goodwill, management contracts and similar items arising from the allocation of the purchase price under this Agreement, the Oxford Valley Contribution Agreement, the Hillview Contribution Agreement, the Northeast Contribution Agreement and the Predevelopment Properties Contribution Agreement among the assets contributed pursuant to such agreements, (iii) expenses of the transactions contemplated herein, (iv) losses on the sale of real estate assets whether directly or indirectly owned, (v) material provisions for the write-down or impairment of any real estate investments (including predevelopment costs), (vi) material prepayment penalties, and (vii) rents currently due under the terms of leases in excess of rental revenues reported minus, to the extent included in computing such consolidated net income or loss (y)(i) rental revenues reported in excess of amounts currently due under the terms of leases, (ii) revenue relating to lease termination fees (which excluded revenue shall be treated as revenue ratably over the balance of the original lease term) and (iii) gains on the sale of directly or indirectly owned real estate; provided, however, that (I) all fees that are described in subclause (VIII) of Section 3.9(b) shall, notwithstanding their prepayment or acceleration, be deemed to have been received at the times they would have been payable assuming no acceleration or prepayment had occurred; (II) $528,000 shall be deemed to have been received by TRO in respect of the South Park rent roll at the following times: 50% of such amount in 1998 and 50% in 1999; (III) all Development Fees that are described in subclause (IV) of
Section 3.9(b) shall be deemed to have been received by TRO at the time such fees were scheduled to have been received pursuant to Schedule 5.26; and (IV) all Development Fees described in subclause (V) of Section 3.9(b) shall be deemed to have been received by TRO either in the fourth calendar quarter of 1997 (if Closing occurs on or prior to September 30, 1997) or in 1998 (if Closing occurs after September 30, 1997).

                      "Adjusted FFO Per Share with Carryforward" means a quotient, the numerator of which equals the sum of (x) Adjusted FFO for an Earn-Out Period and (y) any Carryforward FFO includable in such Earn-Out Period and the denominator of which equals the Share Denominator for such Earn-Out Period.


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                      "Annual Hurdle" means: (i) if the Closing occurs
after September 30, 1997, $2.40 for the First Earn-Out Period; $2.53 for the Second Earn-Out Period; $2.65 for the Third Earn-Out Period; $2.83 for the Fourth Earn-Out Period; and $2.92 for the Fifth Earn-Out Period; and (ii) if the Closing occurs on or prior to September 30, 1997, $0.58 for the First Earn-Out Period; $2.40 for the Second Earn-Out Period; $2.53 for the Third Earn-Out Period; $2.65 for the Fourth Earn-Out Period; $2.83 for the Fifth Earn-Out Period; and $2.19 for the Sixth Earn-Out Period; provided, however, that in the event of a PREIT Recapitalization, the foregoing values shall be proportionately adjusted as appropriate for all Post-Recapitalization Earn-Out Periods with respect to such PREIT Recapitalization.

                      "Annual Target" means: (i) if the Closing occurs after September 30, 1997, $2.66 for the First Earn-Out Period; $2.81 for the Second Earn-Out Period; $2.94 for the Third Earn-Out Period; $3.14 for the Fourth Earn-Out Period; and $3.24 for the Fifth Earn-Out Period; or (ii) if the Closing occurs on or prior to September 30, 1997, $0.65 for the First Earn-Out Period; $2.66 for the Second Earn-Out Period; $2.81 for the Third Earn-Out Period; $2.94 for the Fourth Earn-Out Period; $3.14 for the Fifth Earn-Out Period; and $2.43 for the Sixth Earn-Out Period; provided, however, that in the event of a PREIT Recapitalization, the foregoing values shall be proportionately adjusted as appropriate for all Post-Recapitalization Earn-Out Periods with respect to such PREIT Recapitalization.

                      "Base Earn-Out Units" for an Earn-Out Period means 20,000 for the First Earn-Out Period and 57,500 for each other Earn-Out Period; provided, however, that if the Closing occurs on or prior to September 30, 1997, Base Earn-Out Units for the First Earn-Out Period means 5,000 and Base Earn-Out Units for the Sixth Earn-Out Period means 52,500 and provided further that in the event of a PREIT Recapitalization, the foregoing numbers shall be proportionately adjusted as appropriate for all Post-Recapitalization Earn-Out Periods with respect to such PREIT Recapitalization.

                      "Carryforward FFO" includable in an Earn-Out Period
(the "Current Period") means the amount, if any, by which Adjusted FFO for the Earn-Out Period immediately preceding the Current Period (the "Preceding Period") exceeded the sum of (x) the Target FFO for such Preceding Period and
(y) the Accumulated FFO Shortfall immediately prior to the commencement of the Preceding Period.

                      "Earn-Out Period" means the following periods:

                                    (i) if the Closing occurs after September
30, 1997: (A) the First Earn-Out Period, the calendar year 1998; (B) the Second Earn-Out Period, the calendar year 1999; (C) the

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Third Earn-Out Period, the calendar year 2000; (D) the Fourth Earn-Out Period, the calendar year 2001; and (E) the Fifth Earn-Out Period, the calendar year 2002; or

                                    (ii) if the Closing occurs on or prior to
September 30, 1997: (A) the First Earn-Out Period, the three month period beginning October 1, 1997 and ending December 31, 1997; (B) the Second Earn-Out Period, the calendar year 1998; (C) the Third Earn-Out Period, the calendar year 1999; (D) the Fourth Earn-Out Period, the calendar year 2000;
(E) the Fifth Earn-Out Period, the calendar year 2001; and (F) the Sixth Earn-Out Period, the nine months beginning January 1, 2002 and ending September 30, 2002.

                      "Excess FFO" for an Earn-Out Period means the amount, if any, by which Adjusted FFO for such Earn-Out Period exceeds the Target FFO for such Earn-Out Period.

                      "FFO Per Share Spread" for an Earn-Out Period means an amount equal to the Annual Target for such Earn-Out Period minus the Annual Hurdle for such Earn-Out Period.

                      "FFO Shortfall" for an Earn-Out Period means the amount, if any, by which Adjusted FFO for such Earn-Out Period is less than the Target FFO for such Earn-Out Period minus the amount of Excess FFO that has been carried back and credited to such Earn-Out Period from one or more later Earn-Out Periods pursuant to Section 2.2(b)(ii).

                      "Gap Period" means the period beginning on the day immediately following the end of an Earn-Out Period and ending on the date immediately preceding the date on which the Current TRO Shareholders become the record owners of additional Class A Units issued in respect of such Earn-Out Period in accordance with Section 2.2(b) hereof.

                      "Maximum Earn-Out Units" for an Earn-Out Period means 130,000 for the First Earn-Out Period and 167,500 for each other Earn-Out Period; provided, however, that if the Closing occurs on or prior to September 30, 1997, Maximum Earn-Out Units for the First Earn-Out Period means 32,500 and Maximum Earn-Out Units for the Sixth Earn-Out Period means 135,000 and provided further that in the event of a PREIT Recapitalization, the foregoing numbers shall be proportionately adjusted as appropriate for all Post-Recapitalization Earn-Out Periods with respect to such PREIT Recapitalization.

                      "Post-Recapitalization Earn-Out Periods" with respect to a PREIT Recapitalization means all Earn-Out Periods other than those Earn-Out Periods with respect to which additional Class A Units have been issued prior to the record date for such PREIT Recapitalization.

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                      "PREIT Recapitalization" means that the issued and
outstanding PREIT Shares shall have been changed into a different number of or class of shares as the result of a stock dividend, a stock split, a reverse split, recapitalization, reclassification or any other similar change in capitalization of PREIT without the receipt of any consideration by PREIT.

                      "PREIT Shares" means shares of beneficial interest in PREIT, par value $1 per share.

                      "Share Denominator" for an Earn-Out Period means the sum of: (x) the weighted average number of PREIT Shares outstanding during such Earn-Out Period, (y) the aggregate number of PREIT Shares issuable as of the end of such Earn-Out Period in order to redeem or otherwise retire the weighted average number of the Class A Units, other securities of the Partnership and, to the extent includable in the calculation of FFO per share under the conventions currently followed by PREIT, other securities outstanding during such Earn-Out Period and (z) the aggregate number of PREIT Shares issuable as of the end of such Earn-Out Period in order to redeem all of the Class A Units and other securities of the Partnership that are issuable as of the end of such Earn-Out Period in respect of the Predevelopment Properties that have been "completed" (as defined in the Predevelopment Properties Contribution Agreement) or for which the Class A Units and other securities of the Partnership issuable in consideration thereof have been fixed as of the end of such Earn-Out Period.

                      "Target FFO" for an Earn-Out Period means the amount of Adjusted FFO that is required to earn the Maximum Earn-Out Units for such Earn-Out Period pursuant to Section 2.2(b)(i).

                      "Unit Spread" for an Earn-Out Period means an amount equal to the Maximum Earn-Out Units for such Earn-Out Period minus the Base Earn-Out Units for such Earn-Out Period.

         2.2 Earn-Out.

                      (a)  Promptly after the issuance of an audit
report with respect to PREIT's consolidated annual financial statements for the fiscal year in which an Earn-Out Period ends, the Partnership shall issue and deliver to the TRO Shareholders: (i) the number of additional Class A Units that are to be issued in respect of such Earn-Out Period in accordance with Section 2.2(b), if any, and (ii) an amount of cash equal to the distributions to which the holder of such additional Class A Units would have been entitled, if any, under the Partnership Agreement during the Gap Period immediately following such Earn-Out Period if such additional Class A Units had been issued to the TRO Shareholders on the first day of such Gap Period.

                  (b) The number of additional Class A Units, if any, issuable in respect of an Earn-Out Period shall be equal to the sum of "x" and "y" where:

                           (i) "x" equals: (A) if Adjusted FFO Per Share with
Carryforward for such Earn-Out Period is less than the Annual Hurdle for such period, zero; or (B) if Adjusted FFO Per Share with Carryforward for such Earn-Out Period equals or exceeds the Annual Hurdle for such Earn-Out Period, an amount equal to the sum of: (I) the Base Earn-Out Units for such Earn-Out Period and (II) the product of the Unit Spread for such Earn-Out Period and a fraction (not to exceed 1.0) the numerator of which equals the excess, if any, of Adjusted FFO Per Share with Carryforward for such Earn-Out Period over the Annual Hurdle for such period and the denominator of which equals the FFO Per Share Spread for such Earn-Out Period; provided, however, that under no circumstances shall the number of Class A Units issuable pursuant to this subparagraph (b)(i) in respect of an Earn-Out Period exceed the Maximum Earn-Out Units for such Earn-Out Period; and

                          (ii) "y" equals: (A) if there is no Excess FFO for
such Earn-Out Period, zero; and (B) if there is Excess FFO for such Earn-Out Period, the number of additional Class A Units, if any, that results from the following: Excess FFO for an Earn-Out Period shall be carried back and credited to earlier Earn-Out Periods, if any, with existing FFO Shortfalls (such excess being credited first to the earliest such deficit period, if there is more than one such period, and being credited to any such period only to the extent necessary to eliminate any FFO Shortfall for such period) and the number of units deliverable pursuant to subparagraph (b)(i) above with respect to any such earlier period to which such Excess FFO has been credited shall be recalculated with carried back Excess FFO being added to the actual Adjusted FFO for such prior period; the number of additional Class A Units issuable as a result of such recalculations shall be aggregated.


              SECTION 3. REPRESENTATIONS AND WARRANTIES REGARDING
                    THE COMPANIES AND THE TRO SHAREHOLDERS

         Each TRO Shareholder hereby represents and warrants to PREIT and the Partnership as follows (provided that to the extent a representation or warranty set forth in Section 3 relates solely to the business, affairs or status of a TRO Shareholder, such representation and warranty shall be deemed to be made solely by the applicable TRO Shareholder to which such representation and warranty relates):

         3.1 Organization. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power to carry on its business as presently conducted, to own and lease the assets and properties which it owns and leases and to perform all its obligations under each agreement and instrument to which it is a party or by which it is bound. Each Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction identified in Section 3.1 of the Disclosure Letter delivered by the TRO Shareholders to PREIT and the Partnership on the date hereof (the "TRO Disclosure Letter"), which includes each jurisdiction in which its ownership or leasing of assets or properties or the nature of its activities requires such qualification except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), assets, results of operations or business of such Company (a "Material Adverse Effect").

         3.2 Power and Authority.

                  (a) Each TRO Shareholder has full capacity, legal right, power and authority to enter into and perform his or its obligations under this Agreement and under the other agreements and documents required to be delivered by him or it prior to or at the Closing (collectively, the "Shareholder Transaction Documents"). This Agreement has been duly and validly executed and delivered by each TRO Shareholder and constitutes the legal, valid and binding obligation of each TRO Shareholder enforceable against him or it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles. When executed and delivered as contemplated herein, the other Shareholder Transaction Documents shall, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligation of each TRO Shareholder that is a party thereto enforceable against him or it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

                  (b) Each Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and all other Shareholder Transaction Documents to which such Company is a party. The execution, delivery and performance by each Company of this Agreement and the other Shareholder Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of such Company. This Agreement has been duly and validly executed and delivered by each Company and constitutes the legal, valid and binding obligation of each Company enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles. When executed and delivered as contemplated herein, each of the other Shareholder Transaction Documents to which a Company is a party shall, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute a legal, valid and binding obligation of such Company enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

         3.3 No Conflicts.

                  (a) Except as described in Section 3.3(a) of the TRO Disclosure Letter, the execution and delivery by the Companies and the TRO Shareholders of this Agreement do not, and the execution and delivery by the Companies and the TRO Shareholders of the other Shareholder Transaction Documents and the performance by the Companies and the TRO Shareholders of all of the Shareholder Transaction Documents will not (in each case, with or without the passage of time or the giving of notice), directly or indirectly:

                           (i) contravene, violate or conflict with (A) the
articles of incorporation, bylaws or partnership agreement (or other organizational documents) of either Company or any TRO Shareholder or (B) any Law applicable to any TRO Shareholder or either Company or by or to which any assets or properties of any TRO Shareholder or either Company is bound or subject;

                          (ii) violate or conflict with, result in a breach
of, constitute a default or otherwise cause any loss of benefit under, or give to others any rights (including rights of termination, amendment, foreclosure, cancellation or acceleration) in or with respect to, any Authorization or Contract to which any TRO Shareholder or either Company is a party or by which either Company or any TRO Shareholder or any assets or properties of either Company is bound or affected including, without limitation, any existing agreement among the TRO Shareholders or any thereof; or

                           (iii) result in, require or permit the creation or
imposition of any Encumbrance upon or with respect to either Company or any of their respective assets or properties or the Class A Units issuable hereunder to any TRO Shareholder.

                  (b) Except as described in Section 3.3(b) of the TRO Disclosure Letter, the execution and delivery by the Companies and the TRO Shareholders of this Agreement do not, and the execution and delivery by the Companies and the TRO Shareholders of the other Shareholder Transaction Documents and the performance by the Companies and the TRO Shareholders of all of the Shareholder Transaction Documents will not, require any TRO

Shareholder or either Company to obtain any authorization of, or to make any filing, registration or declaration with or notification to, any court, government or governmental agency or instrumentality (federal, state, local or foreign) or to obtain the consent, waiver or approval of, or give any notice to, any natural person, company, corporation, partnership, estate, trust, limited liability company, unincorporated association or entity of any kind or governmental authority or instrumentality (each, a "Person").

                           (c) Except as described in Section 3.3(c) of the
TRO Disclosure Letter, there are no actions, proceedings or investigations pending or, to the knowledge of the TRO Shareholders, threatened, that question any of the transactions contemplated by this Agreement or the validity of any of the Shareholder Transaction Documents or which, if adversely determined, could have a Material Adverse Effect or could materially and adversely affect any TRO Shareholder's or either Company's ability to enter into or perform its or his obligations under any of the Shareholder Transaction Documents.

         3.4 Capitalization; Ownership of TRO Shares.

                  (a) Each Company's authorized, issued and outstanding capital stock and its other securities as of the date hereof and, in the case of TRO, as of immediately prior to Closing following the TRO Recap, are fully and accurately described in Section 3.4(a) of the TRO Disclosure Letter. Except as described in Section 3.4(a) of the TRO Disclosure Letter, no Person has any preemptive or other similar rights with respect to any capital stock or other securities of either Company, and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of either Company (including, without limitation, the Contributed TRO Shares) or obligating either Company or any other Person to purchase or redeem any such equity interests or other securities. Immediately prior to the Closing, the Preferred Shares, Non-Voting Common Shares and Voting Common Shares issued in the TRO Recap shall constitute all of the issued and outstanding shares of capital stock of TRO and each such share shall have been duly authorized, shall be validly issued and outstanding, fully paid and non-assessable, and shall have been issued in compliance with all applicable securities and other Laws. Upon the conversion of the Preferred Shares into Non-Voting Common Shares as contemplated by Section 1.1, all of such Non-Voting Common Shares shall be validly issued and outstanding, fully paid and non-assessable and shall have been issued in compliance with all applicable securities and other laws.

                  (b) As of the date hereof, each Current TRO Shareholder owns, beneficially and of record, the number of common shares, par value $0.10 per share, of TRO set forth in Section 3.4(b) of the TRO Disclosure Letter, free and clear of all Encumbrances. Immediately prior to the Closing, the Former TRO Debtholders shall own beneficially and of record all of the then-outstanding Preferred Shares, the Employee Stock Ownership Trust shall own of record all of the then-outstanding Voting Common Shares and the Current TRO Shareholders shall own beneficially and of record all of the then-outstanding Non-Voting Common Shares, in each case free and clear of all Encumbrances other than the Employee Stock Ownership Trust, applicable securities law restrictions and this Agreement. Except as described in Section 3.4(b) of the TRO Disclosure Letter, immediately prior to the consummation of the TRO Recap, there will be no shareholder, partnership or other agreement affecting the right of any Current TRO Shareholder to exchange the common shares of TRO currently owned by him for Non-Voting Common Shares or the right of any Former TRO Debtholder to exchange indebtedness of TRO owned by it for Preferred Shares, and following the TRO Recap, there will be no such agreement affecting the right of any of the TRO Shareholders to convey the Contributed TRO Shares to the Partnership or any other right of any TRO Shareholder or other Person with respect to any shares of capital stock of TRO. As of the Closing, the TRO Shareholders shall have the absolute right, authority, power and capacity to sell, assign, transfer, contribute and deliver all of the Contributed TRO Shares to the Partnership, free and clear of all Encumbrances (except for restrictions imposed generally by applicable securities laws), as contemplated herein. Upon delivery to the Partnership of the certificates for the Contributed TRO Shares at the Closing as contemplated herein, the Partnership will acquire good and valid title to the Contributed TRO Shares, free and clear of all Encumbrances (except for applicable securities laws restrictions).

                  (c) No securities of either Company are or ever have been:
(i) registered or required to be registered under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), or equivalent laws of any state, local or foreign jurisdiction; (ii) offered to the public; or (iii) listed for trading on any stock exchange, market or system; and no registration statement or application has been filed, nor agreement entered into, to so register or list any such securities or to offer them to the public.

         3.5 Investments. Except as disclosed in Section 3.5 of the TRO Disclosure Letter, neither Company, directly or indirectly, beneficially or of record, owns, controls or has (and since January 1, 1995 has not owned, controlled or had) any investment, capital stock, membership or other interest in any Person.

Except for TRO Illinois, all of whose capital stock will be acquired by TRO as a result of the TRO Consolidation, and except as disclosed in Section 3.5 of the TRO Disclosure Letter, the Business is, and since January 1, 1994, has been, conducted solely by and through TRO and through or by no other Person.

         3.6 Compliance with Laws.

                  (a) Except as described in Section 3.6(a) of the TRO Disclosure Letter, each Company is, and, to the knowledge of the TRO Shareholders, at all times in the last three years has been, in compliance in all material respects with all laws, statutes, regulations, permits, licenses, certificates, judgments, orders, awards and other decisions of any arbitrator, court, government or governmental agency or instrumentality (federal, state, local or foreign) (collectively, "Laws") that are or were applicable to it or to the conduct or operation of the Business or the use of any of its assets or properties. Except as disclosed in Section 3.6(a) of the TRO Disclosure Letter, neither Company has received any notice, order or other communication from any government or governmental agency or instrumentality (federal, state, local or foreign) of any alleged, actual or potential material violation of or material failure to comply with any Law, and no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a material violation by either Company, or a material failure by either Company to comply with, any Law.

                  (b) Except as described in Section 3.6(b) of the TRO Disclosure Letter, each Company is, and, to the knowledge of the TRO Shareholders, at all times in the last three years has been, in possession of all federal, foreign, state, local and other governmental consents, licenses, permits, variances, exemptions, franchises, grants and authorizations (collectively, "Authorizations") necessary to own, lease or operate its assets and properties or to carry on the Business. Such Authorizations currently in effect are in full force and effect without any default or violation thereunder by either Company or, to the knowledge of the TRO Shareholders, by any other party thereto. Except as described in Section 3.6(b) of the TRO Disclosure Letter, each Company is, and, to the knowledge of the TRO Shareholders, at all times in the last three years has been, in compliance with all Authorizations applicable to it or to the conduct or operation of the Business or the use of any of its assets or properties, and no such Authorization shall be affected by the TRO Consolidation, the TRO Recap, the transfer, sale, contribution and transfer of the Contributed TRO Shares or any other transaction contemplated herein. Neither Company has received any notice that any such Authorization currently in effect may be revoked or may not in the ordinary course be renewed upon its expiration or that by virtue of the transactions contemplated hereby that any such Authorization may be revoked or may not be granted, renewed or issued to such Company.

                  (c) Without limiting the generality of the foregoing,
Section 3.6(c) of the TRO Disclosure Letter sets forth a list of each state in which either Company is currently licensed to render real estate brokerage or other real estate activities. All of such licenses are in full force and effect and are sufficient to permit the conduct of the real estate activities conducted by the Companies.

         3.7 Litigation; Orders.

                  (a) Except as described in Section 3.7(a) of the TRO Disclosure Letter, there are no, and since January 1, 1996 there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or, to the knowledge of the TRO Shareholders, investigations involving or affecting any TRO Shareholder in respect of the Business or other matters pertaining to TRO or involving or affecting either Company or any of either Company's assets or properties or any of either Company's directors, officers, partners or shareholders in their capacities as such, before or by any court, government or governmental agency or instrumentality (federal, state, local or foreign), or before an arbitrator of any kind. Except as described in Section 3.7(a) of the TRO Disclosure Letter, no such pending claim, action, suit, proceeding or investigation, if determined adversely, would result in a liability that is not covered by insurance in excess of $25,000 in the case of any single action or $100,000 in the case of all such actions in the aggregate. To the knowledge of the TRO Shareholders, except as described in Section 3.7(a) of the TRO Disclosure Letter, no such claim, action, suit, proceeding or investigation is presently threatened or contemplated. Except as disclosed in Section 3.7(a) of the TRO Disclosure Letter, there are no unsatisfied judgments, penalties or awards against or affecting either Company or any of their assets or properties.

                  (b) Except as described in Section 3.7(b) of the TRO Disclosure Letter, there is no material award, injunction, judgment, order, ruling, subpoena or verdict or other decision entered, issued, made or rendered by any court, arbitrator, government or governmental agency or instrumentality, or agreement with any government or governmental agency or instrumentality (federal, state, local or foreign) (collectively, "Orders") to which either Company or any of their assets or properties is subject. To the knowledge of the TRO Shareholders, no officer, director, partner, shareholder or employee of either Company is subject to any Order that prohibits such officer, director, partner, shareholder or employee from engaging in or continuing any conduct, activity or practice relating to the Business. The Companies have each complied in all respects with the terms and conditions of each Order applicable to either of them.

         3.8 Financial Statements. Section 3.8 of the TRO Disclosure Letter includes: (i) the consolidated balance sheet of TRO as at December 31, 1996 (including the notes thereto, the "Balance Sheet") and as at December 31 1995, and the related statements of operations and shareholders' equity and cash flow for each of the fiscal years then ended, including all notes thereto, together with the unqualified report on the fiscal 1996 financial statements of Arthur Andersen LLP, independent certified public accountants to TRO, and
(ii) a unaudited consolidated balance sheet of TRO as at March 31, 1997 (the "Interim TRO Balance Sheet") and the related unaudited statements of operations and cash flow for the period then ended. All such financial statements, including the related notes, fairly present the consolidated financial condition, results of operations and cash flow of TRO as at the respective dates thereof and for the periods therein referred to, all in accordance with GAAP consistently applied, subject, in the case of the interim financial statements, to normal year-end adjustments and the absence of notes.

         3.9 Undisclosed Liabilities.

                  (a) As of the date hereof, to the knowledge of the TRO Shareholders, there are no liabilities or obligations of either Company of any nature (whether absolute, accrued, contingent, liquidated, unliquidated or otherwise) except: (i) those described in Section 3.9(a) of the TRO Disclosure Letter; (ii) those reflected or reserved against in the Interim TRO Balance Sheet or disclosed in the notes thereto; (iii) liabilities incurred in the ordinary course of business consistent with past practice after May 31, 1997 and prior to the date hereof; or (iv) obligations to perform services under Contracts entered into in the ordinary course of business, consistent with past practice.

                  (b) As of the Closing, there shall be no liabilities, contingencies or obligations of either Company of any nature (whether absolute, accrued, contingent, liquidated, unliquidated or otherwise) except:
(i) obligations and liabilities to perform services after the Closing under Contracts identified in Section 3.9(b) of the TRO Disclosure Letter; (ii) threatened or asserted claims of third parties against or involving TRO that are identified in Section 5.28(a)(iv) and (a)(vi) of the TRO Disclosure Letter; (iii) the Closing Loan contemplated by Section 5.17; (iv) ordinary course of business current liabilities consisting solely of accounts payable for goods and services arising in the ordinary course of business, salaries, commissions not required under Section 5.28 hereof to be satisfied prior to Closing, and taxes payable; (v) liabilities of TRO under the deferred compensation arrangements for the benefit of Joseph

Straus, Jr. as described in the TRO Disclosure Letter (but in no event shall such liability exceed $185,000); and (vi) all liabilities and obligations of TRO to pay bonuses for 1997 described in Schedule 3.9(b) hereto. The liabilities and obligations described in subclause (i) above shall not be attributable, in whole or in part, to any breach or default under any Contract by either Company occurring on or prior to Closing. As of Closing, the only claims described in subclause (ii) above shall be those that TRO contests in good faith. The aggregate amount of cash, cash equivalents and fully collectible accounts receivable (other than rent roll receivables), such accounts receivable being valued at their net realizable value in accordance with GAAP (but with no reserve or other offset in respect of possible uncollectibility) , owned by TRO as of the Closing shall not be less than the sum of: (I) the aggregate amount of liabilities described in subclause (v) above as of the Closing; (II) the aggregate amount of the bonuses for 1997 described in Schedule 3.9(b) hereto in respect to periods prior to Closing (the amount for each yearly bonus to be prorated based upon the percentage of 1997 occurring prior to Closing); (III) $528,000 (in respect of prepayments of the rent roll receivable for the South Park Shopping Center); (IV) the aggregate amount of the Development Fees (other than the development fee in respect of Hillview Shopping Center) that have been paid prior to Closing to either Company, any TRO Affiliate or any of the TRO Shareholders other than the portions of such fees that are scheduled, in accordance with Schedule 5.26 hereto, to be received by TRO prior to the Closing Date and that have been earned by TRO prior to the Closing Date in accordance with the percentage of completion method under GAAP; (V) the aggregate amount of the Development Fees in respect of Hillview Shopping Center that has been paid prior to Closing to either Company, any TRO Affiliate or any of the TRO Shareholders; (VI) the aggregate amount of ordinary course of business current liabilities described in subclause (iv) above as of the Closing; (VII) the amount of revenues in respect of liabilities and obligations described in subclause (i) above that have been paid to either Company on or prior to Closing (i.e., prepaid revenues); (VIII) the amount of all leasing, management and other fees (including, without limitation, rent roll proceeds other than the South Park rent roll receivable) paid to either Company after May 31, 1997 and prior to Closing to the extent such fees are paid by third parties prior to the date on which such payments were originally due and payable and such original due date is after the Closing Date (including, without limitation, any accelerated payment of rent roll receivables other than the South Park rent roll receivable); and (IX) 50% of all net proceeds, if any, received by TRO, any TRO Shareholder or any TRO Affiliate prior to Closing in respect of any Predevelopment Property. The amounts referred to in the foregoing subclauses
(I) through (IX) may be covered by any combination of cash, cash equivalents or such accounts receivable of TRO except that the amount referred to in subclause

(III) shall be covered by cash. The Development Fees in respect of the Hillview Shopping Center that TRO shall receive, net of all sums necessary to satisfy obligations to Persons other than TRO that are entitled to a portion of such fees or are entitled to receive any compensation in respect of services compensated in whole or in part by such fees, shall equal or exceed $1.3 million.

                  (c) The Balance Sheet and the Interim TRO Balance Sheet reflect reserves or other appropriate provisions at least equal to reasonably anticipated liabilities (including, without limitation, all losses and expenses) of TRO and TRO Illinois as of the respective dates thereof, including, without limitation, those with respect to bad debts, salaries, vacation pay, and plans and programs (including medical and other benefits programs) for the benefit of present and former employees.

         3.10 Title to Property; Encumbrances.

                  (a) Each Company has either good and valid title to, or has a valid, subsisting and unchallenged leasehold interest in or right to use, all assets and properties owned, used or leased by it. Each Company owns all of the assets and properties (whether tangible or intangible) that are reflected as owned in its books and records (including, without limitation, all assets reflected in the interim financial statements referred to in
Section 3.8 other than the assets listed in Section 3.12 of the TRO Disclosure Letter as being held under capitalized leases), free and clear of all security interests, liens, claims, pledges, charges, easements, equitable interests, conditions, options, rights of first refusal, mortgages, deeds of trust, restrictions of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or other encumbrances of any nature whatsoever (each, an "Encumbrance" and collectively, "Encumbrances") other than liens for current taxes not yet due and, in the case of real property, the Encumbrances set forth in Section 3.10(a) of the TRO Disclosure Letter. All properties and assets owned or leased by the Companies are in the possession or under the control of the Companies and are suitable for the purposes for which they are being used, are in good condition and repair, ordinary wear and tear excepted, and are of a condition and nature sufficient for the conduct of the Business as it has been conducted since January 1, 1997.

                  (b) Upon consummation of the TRO Consolidation contemplated by Section 5.14, TRO will acquire good and valid title to all of the outstanding shares of capital stock of TRO Illinois, free and clear of all Encumbrances (other than applicable securities law restrictions).

         3.11 Real Property.

                  (a) Section 3.11(a) of the TRO Disclosure Letter sets forth a true, correct, and complete list of each parcel of real property owned, leased, occupied or otherwise used by either Company other than real property in which the Companies have no equity or other interest except their interests as providers of management, consulting or related services (such real property, together with all buildings, structures, fixtures and improvements located thereon or appurtenant thereto, are, collectively, the "Real Property").

                  (b) Section 3.11(b) of the TRO Disclosure Letter sets forth a complete list of all real property in which either Company, any TRO Shareholder or any TRO Affiliate has or has the right to acquire, directly or indirectly, any equity or other interest (including, without limitation, as a provider of management, consulting or other related services in respect of real estate or as a holder of development or other rights with respect to real estate) other than (i) real property that constitutes a single-family residence or (ii) in the case of all such Persons other than Ronald Rubin, George Rubin, Joseph Strauss and their affiliates, real property in which such Person's only interest is passive ownership. Such list accurately and fully describes each parcel of such real property and the nature of each such Person's interest therein. For purposes of this Agreement, "TRO Affiliate" means: (i) any corporation of which one or more TRO Shareholders owns or otherwise possesses the power to direct the vote, directly or indirectly, of an amount of voting securities sufficient to elect a majority of the board of directors of such corporation and (ii) any other Person controlled by, controlling, or under common control with one or more TRO Shareholders. For the purposes of this definition, "control" means the power to direct the management or policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that any Person of which any one or more TRO Shareholders owns beneficially or of record, either directly or through one or more intermediaries, more than 35% of the ownership interests shall be conclusively presumed to be a TRO Affiliate except that a Person that holds or that will hold title to a Predevelopment Property or to an Existing Property, that is managed exclusively by Ken Goldenberg or one of his affiliates and in which Ken Goldenberg or one of his affiliates owns 50% or more of the outstanding equity interests shall not constitute a TRO Affiliate hereunder.

         3.12 List of Properties, Contracts, etc. Section 3.12 of the TRO Disclosure Letter contains a complete and accurate list of each item described below, and the Companies have delivered to PREIT true and complete copies of each document (or summaries of oral agreements) described below.

                  (a) Each of the following types of Contracts, whether oral or written, to which either Company is a party or by which it or any of its assets are bound:

                           (i) All Contracts which restrict or purport to
restrict any business activities or freedom of either Company (or, to the best knowledge of the Companies, any of either Company's officers or employees) to engage in any business or to compete with any Person;

                          (ii) All currently pending or outstanding Contracts
(whether written or oral) for capital expenditures;

                           (iii) All Contracts that:

                                  (A) involve performance of services or sale
                  or lease of goods or materials by either Company of an amount or value in excess of $25,000 in any annual period or $100,000 in the aggregate;

                                  (B) involve performance of services or sale
                  or lease of goods or materials to either Company of an amount or value in excess of $25,000 in any annual period or $100,000 in the aggregate;

                                  (C) are not in the ordinary course of
                  business and involve expenditures or receipts by either Company of more than $25,000;

                                  (D) involve the performance by either
                  Company of management, consulting, development or related services in respect of real property;

                                  (E) are not terminable by the applicable
                  Company without penalty or premium upon less than 60 days' notice; or

                                  (F) are otherwise material to the business,
                  operations, financial condition or prospects of either
                  Company.

                  For purposes of this Agreement, "Contracts" means all purchase orders, contracts, instruments, leases and other agreements and commitments, whether oral or written, provided, however, that in the case of Contracts to which either Company is a party or by which it or any of its assets or properties is bound, the term "Contracts" shall not include any purchase order, contract, instrument, lease or other agreement or commitment, whether oral or written, entered into by such Company solely in its capacity as agent for or on behalf of the owner (other than TRO, a TRO Shareholder or a TRO Affiliate) of a property that such Company manages or is developing, provided that neither

Company has any liability thereunder or the applicable Company has full recourse against the property owner with respect thereto.

                  (b) All forms of Contracts used by either Company as a standard form in the ordinary course of business, including, without limitation, all forms of waivers of rights to payment and waivers of liability;

                  (c) All amendments, supplements and modifications (whether oral or written) in respect of any of the Contracts required to be listed pursuant to Section 3.12(a) or (b) hereof;

                  (d) All Authorizations held by either Company;

                  (e) All of the following: (i) fictitious business names, tradenames, registered and unregistered trademarks, service marks and related applications (collectively, "Marks"), (ii) patents, patent rights and patent applications, if any (collectively, "Patents"), (iii) registered and unregistered copyrights in published and material unpublished works ("Copyrights"), computer programs and software (other than commercially available programs such as WordPerfect) ("Software"), (iv) proprietary formulae, trade secrets, formulations, and inventions ("Trade Secrets"), and
(v) Contracts relating to any of the foregoing to which either Company is a party or by which either Company is bound (other than standard shrink wrap licenses accompanying commercially available computer programs and software), and all Contracts (including secrecy and non-disclosure agreements) to which either Company is a party or by which either Company is bound relating to: know-how, confidential information, trade secrets, software (other than standard shrink wrap licenses accompanying commercially available computer programs and software), technical information, process technology, plans, drawings and blue prints (the items referred to in clauses (i)-(iv) above and following the preceding colon are collectively referred to herein as "Intellectual Property"), in each case owned, leased, used, held by, granted to or licensed by, as either licensor or licensee, either Company;

                  (f) All outstanding loans and advances by either Company to any shareholder, director, trustee, officer or employee of either Company or any TRO Affiliate;

                  (g) All notes, debt instruments, other evidences of indebtedness, letters of credit and guaranties (whether written or oral) issued by or for the benefit of either Company, and all loan and other agreements relating thereto;

                  (h) All leases, rental and occupancy agreements, licenses, installment and conditional sale agreements, and any other Contracts (in each case, whether written or oral) affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any asset (whether real or personal property) used, owned or leased by either Company; and

                  (i) A list of all of the agreements and commitments made by any TRO Shareholder, either Company or any TRO Affiliate to any third party that involve, in whole or in part, any of the Predevelopment Properties, the Existing Properties or the EPD Properties.

         3.13 Contracts.

                  (a) Except as described in Section 3.13(a) of the TRO Disclosure Letter, each Contract referred to in Section 3.12(a)(iii) was made in the ordinary course of business, is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms. Except as described in Section 3.13(a) of the TRO Disclosure Letter, each Company has performed in all material respects all obligations required to be performed by it under each such Contract to which it is a party or by which it is bound, and, to the knowledge of the TRO Shareholders, no condition exists or event has occurred which with notice or lapse of time would constitute a default thereunder or a basis for delay, non-performance, termination, modification or acceleration of maturity or performance by any party thereto.

                  (b) Except as otherwise described in Section 3.13(b) of the TRO Disclosure Letter, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to either Company under any current or completed Contracts.

         3.14 Intellectual Property.

                  (a) Except as otherwise described in Section 3.14(a) of the TRO Disclosure Letter: (i) each Company is the sole owner of or has the exclusive perpetual right to use all Intellectual Property owned, leased, held or used by it, free and clear of all Encumbrances; (ii) neither Company has granted or licensed to any Person any rights with respect to any such Intellectual Property and no other Person has any rights in or to any of such Intellectual Property (including, without limitation, any rights to market or distribute any of such Intellectual Property); (iii) the rights of each Company in and to any of such Intellectual Property will not be limited or otherwise affected by reason of any of the transactions contemplated hereby; and (iv) such Intellectual Property is sufficient for the conduct of the Business as such has been conducted since January 1, 1997.

                  (b) All of the Marks, Copyrights and Patents held, owned or used by either Company are valid and enforceable and are not subject to any maintenance fees or taxes or actions due within ninety days after the Closing. To the knowledge of the TRO Shareholders, there is no patent or patent application, or trademark or trademark application pending which interferes or potentially interferes with any such Patent or Mark or any rights of either Company therein. To the knowledge of the TRO Shareholders, no such Mark, Copyright or Patent has been infringed or challenged in any way. No such Mark or Patent has been or is involved in any interference, reissue, re-examination, opposition, invalidation or cancellation proceeding and, to the knowledge of the TRO Shareholders, no such proceeding is threatened. None of such Marks, Patents or Copyrights nor any services provided by either Company, nor any processes or other Intellectual Property infringe or, to the knowledge of the TRO Shareholders, are alleged to infringe any trademark, copyright, patent or other proprietary right of any Person. Each Company has taken all reasonable precautions to preserve and document its Trade Secrets and to protect the secrecy, confidentiality and value of its Trade Secrets. All documentation relating to Trade Secrets and Software of either Company has been maintained only at such Company's principal office.

         3.15 Clients. Section 3.15 of the TRO Disclosure Letter lists the names of the twenty (20) clients of TRO from whom TRO received the most revenues during 1995 and 1996 and the aggregate revenues attributable to each in each such year. Except as disclosed in Section 3.15 of the TRO Disclosure Letter, no client that accounted for more than $50,000 of the revenues of either Company during the last twelve months has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with such Company. None of the TRO Shareholders is aware of any intention on the part of any such client, whether or not in connection with the transactions contemplated hereunder. Except as described in Section 3.15 of the TRO Disclosure Letter, there are no and since January 1, 1997 there have not been any disputes or controversies involving, in the aggregate, more than $50,000 between either Company and any client regarding the quality of, or involving a claim of breach of contract which has not been fully resolved with respect to any service rendered by either Company. To the knowledge of the TRO Shareholders, each Company enjoys good working relationships under all arrangements and agreements with its clients.

         3.16 Taxes.

                  (a) All federal, state, local and foreign income, profits, franchise, sales, use, value added, payroll, premium, occupancy, property, severance, excise, business privilege, withholding, customs, unemployment, social security, transfer and other taxes, including interest, additions to tax and penalties (collectively, "Taxes"), due from or required to be remitted by the Companies with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the Closing Date have been fully and timely paid or, to the extent not yet due or payable, have been adequately provided for on the balance sheets referred to in Section 3.8 or on the books and records of either Company. There are no levies, liens or other Encumbrances relating to Taxes existing or pending, or to the best knowledge of the Companies, threatened with respect to any of the assets of either Company.

                  (b) All federal, state, local and foreign returns and reports relating to Taxes, or extensions relating thereto, required to be filed by or with respect to either Company have been timely and properly filed, and all such returns and reports are correct and complete.

                  (c) No issues have been raised with any representative or employee of either Company (and are currently pending) by the Internal Revenue Service ("IRS") or any other taxing authority in connection with any of the returns and reports referred to in subsection (b) above and no waivers of statutes of limitations have been given or requested with respect to any such returns and reports or with respect to any Taxes.

                  (d) Section 3.16(d) of the TRO Disclosure Letter identifies all federal, state, local and foreign income, franchise and sales and use tax returns of or with respect to either Company which have been examined since January 1, 1992, or which are currently under examination, by the IRS or by other taxing authorities, or with respect to which the applicable statute of limitations (including all extensions and tolling periods) has not yet run. Except as and to the extent shown therein, all deficiencies asserted or assessments made as a result of such examinations have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any taxing authority against either Company.

                  (e) Section 3.16(e) of the TRO Disclosure Letter lists all elections by or with respect to either Company for federal or state income or franchise tax purposes that are currently applicable. Neither Company has filed any consent under section 341(f)(1) of the Code, or agreed to have the provisions of Code section 341(f)(2) apply to any dispositions of "subsection
(f) assets" as such term is defined in Code section 341(f)(4). Neither Company has agreed to or is required to make any adjustments under Code section 481(a) by reason of a change in accounting method or otherwise. The books and records of each Company are sufficient to prove the correctness of all tax returns for open tax years and to determine and to prove the adjusted tax basis for federal income tax purposes of each asset of such Company.

                  (f) Neither Company is a party to any tax sharing agreement or tax indemnification agreement.

                  (g) Neither Company is obligated to make any payments that would constitute an "excess parachute payment" as defined in Code Section 280G.

         3.17 Employee Benefits.

                  (a) Section 3.17(a) of the TRO Disclosure Letter contains a complete and correct list of all benefit plans, arrangements, commitments and payroll practices (whether or not employee benefit plans ("Employee Benefit Plans") as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health including hospitalization, medical and dental, and life insurance programs maintained for the benefit of any present or former employees of either Company.

                  (b) With respect to each Employee Benefit Plan required to be listed in Section 3.17(a) of the TRO Disclosure Letter: (i) each Employee Benefit Plan has been administered in compliance in all material respects with its terms, and is in compliance both in form and operation in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws (including, without limitation funding, filing, termination, reporting and disclosure); (ii) each Company and each ERISA Affiliate have made or provided for all contributions required under the terms of such Plans and any applicable Laws for all periods through Closing except to the extent appropriately reflected on the Interim Balance Sheet of such Company; (iii) no "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) or any event requiring disclosure under Section 4062(e) or 4063(a) of ERISA and there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Employee Benefit Plan; (iv) except as described in Section 3.17(b) of the TRO Disclosure Letter, there are, and during the past three years there have been, no inquiries, proceedings, claims or suits pending or threatened by any governmental agency or authority or by any participant or beneficiary against any of the Employee Benefit Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any of such Employee Benefit Plans with respect to the design or operation of the Employee Benefit Plans; (v) the actuarial present value of accumulated benefits (both vested and unvested) of each of the Employee Pension Benefit Plans which are defined benefit plans are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation to determine the level of funding required in the event of the termination of such Plan; (vi) no Employee Pension Benefit Plan that is subject to the minimum funding requirements of
Part 3 of subtitle B of Title I of ERISA or subject to Section 412 of the Code has incurred any "accumulated funding deficiency" within the meaning of
Section 302 of ERISA or Section 412 of the Code and there has been no waived funding deficiency within the meaning of Section 303 of ERISA or Section 412 of the Code; (vii) each Employee Pension Benefit Plan which is intended to be "qualified," within the meaning of Section 401(a) of the Code has from its inception received from the IRS favorable determination letters which are currently applicable; (viii) any trust created pursuant to any such Employee Pension Benefit Plan is exempt from federal income tax under Section 501(a) of the Code and has not at any time had any "unrelated Business taxable income" as that term is defined in Section 512 of the Code, nor has any such trust been subject to tax thereon under Section 511 of the Code; (ix) neither Company and no ERISA Affiliate is aware of any circumstance or event which would jeopardize the tax-qualified status of any such Employee Pension Benefit Plan or the tax-exempt status of any related trust; and (x) neither Company and no ERISA Affiliate has incurred any liability under any provision of ERISA, the Code or other applicable Law relating to any Employee Benefit Plan other than funding and payment of benefits in accordance with the terms of such Employee Benefit Plan. As used herein, "ERISA Affiliate" refers to any trade or business, whether or not incorporated, under common control with either Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  (c) Neither Company and no ERISA Affiliate maintains or has ever maintained or been obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 4001(a)(3) of ERISA).

                  (d) Except as described in Section 3.17(d) of the TRO Disclosure Letter, neither Company is bound by any collective bargaining agreement or legally binding arrangement to maintain or contribute to any Employee Benefit Plan and all such Plans may be amended, terminated or otherwise discontinued except as specifically prohibited by federal law.

                  (e) All reports and information required to be filed with the Department of Labor, Internal Revenue Service and Pension Benefit Guaranty Corporation or with plan participants and their beneficiaries with respect to each Employee Benefit Plan have been timely filed, and all annual reports (including Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and actuaries to the extent, and in the manner, required under ERISA. Any annual reports which are not yet due but are required to be filed with respect to a plan year which ends on or prior to the Closing Date shall be filed by the appropriate Company on or before the date on which they are due.

                  (f) To the knowledge of the TRO Shareholders, there has been no violation of the "continuation coverage requirements" of former Section 162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988), of Section 4980B of the Code (as in effect for tax years beginning on and after January 1, 1989) or of Part 6 of Subtitle B of Title I of ERISA with respect to any Welfare Plan to which such continuation coverage requirements apply.

                  (g) Except as described in Section 3.17(g) of the TRO Disclosure Letter, neither Company and no ERISA Affiliate formerly maintained or contributed to any Pension Plan which has been terminated ("Terminated Pension Plan"). The representations and warranties set forth above are, if applicable to such terminated plan, also true with respect to each Terminated Pension Plan. With respect to each Terminated Pension Plan which was intended to be a qualified plan within the meaning of Section 401 of the Code, the IRS determined that the termination of the Plan did not adversely affect its tax-qualified status. All of the liabilities of each Terminated Pension Plan to participants and beneficiaries have been fully satisfied, and there are no outstanding liabilities or potential liabilities with respect to such Plans.

                  (h) Except as set forth in Section 3.17(h) of the TRO Disclosure Letter, neither Company and no ERISA Affiliate maintains any retiree life and/or retiree health insurance plans that provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment, other than as required by Section 601 et seq. of ERISA.

                  (i) Except as set forth in Section 3.17(i) of the TRO Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any person to severance pay, an excess parachute payment within the meaning of
Section 280G of the Code, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or (iii) result in any liability under Title IV of ERISA or otherwise.

         3.18 Labor Matters.

                  (a) Except as described in Section 3.18(a) of the TRO Disclosure Letter: (i) neither Company is, and during the last three years has not been, bound by any collective bargaining or other labor agreement, contract or commitment; (ii) no application or petition for certification of a collective bargaining agent is pending or, to the knowledge of the TRO Shareholders, is threatened, and none of the employees of either Company are, or during the last three years have been, represented by any union or other bargaining representative; (iii) to the knowledge of the TRO Shareholders, during the last three years, no union and no other Person has attempted to organize any group of employees of either Company, and no such group has sought to organize into a union or similar organization for the purpose of collective bargaining, and, to the knowledge of the TRO Shareholders, no such organizational activity is threatened or contemplated by any Person; (iv) during the last three years there has not been, there is not presently pending or existing and, to the knowledge of the TRO Shareholders, there is not now threatened, any strike, slowdown, picketing, work stoppage, grievance, labor arbitration, or proceeding in respect of or arising from any labor dispute against or affecting either Company, any of the Real Property or any real property that is managed by either Company; (v) there is no lockout of any employees by either Company, and no such action is contemplated by Company; and (vi) except as described in
Section 3.18(a) of the TRO Disclosure Letter, no agreement restricts either Company from relocating, closing or terminating any of its operations or facilities or any portion thereof.

                  (b) TRO has provided PREIT with the following information for each current officer and employee of each Company and for each consultant and independent contractor regularly retained by the Companies (including each such person on leave or layoff status): employee name and job title, current annual rate of compensation (identifying bonuses separately), any change in compensation since December 31, 1996, vacation accrued and service credited for purposes of vesting and eligibility to participate in applicable Employee Benefit Plans, and any automobile leased or owned by either Company primarily for use by any of the foregoing persons. Other than as described in Section 3.18(b) of the TRO Disclosure Letter, there exist no employment, severance, change of control, consulting, commission, agency or representative Contracts to which either Company is a party or is otherwise bound, including, without limitation, any Contract relating to wages, hours, severance, retirement benefits or annuities, or other terms or conditions of employment (other than unwritten employment arrangements terminable at will without payment of any contractual severance or other amount).

                  (c) Except as described in Section 3.18(c) of the TRO Disclosure Letter: (i) neither Company has been cited for violations of the Occupational Safety and Health Act of 1970, as amended ("OSHA"), any regulation promulgated pursuant to OSHA, or any other statute, ordinance, rule or regulation establishing standards of workplace safety, or paid any fines or penalties with respect to any such citation; (ii) there have not been any inspections of any of the facilities of either Company by representatives of the Occupational Safety and Health Administration or any other federal or state government agency vested with authority to enforce any statute, ordinance, rule or regulation establishing standards of workplace safety;
(iii) no representative of any such government agency has attempted to conduct any such inspection or sought entry to any of such facilities for that purpose; (iv) neither Company has been notified of any complaint or charge filed by any employee or employee representative with any such government agency which alleges that either Company has violated OSHA or any other statute, ordinance, rule or regulation establishing standards of workplace safety; (v) neither Company has been notified that any employee or employee representative has requested that any such government agency conduct an inspection of any facilities of either Company to determine whether violations of OSHA or any other such statute, ordinance, rule or regulation may exist; and (vi) neither Company maintains any condition, process, practice or procedure at any of its facilities which violates OSHA or any other statute, ordinance, regulation or rule establishing standards or workplace safety.

         3.19 Relationships With Related Persons. Except as described in
Section 3.19 of the TRO Disclosure Letter: (i) no present officer, director, or shareholder of either Company (collectively, "Current Affiliated Persons");
(ii) no member of the immediate family of any Current Affiliated Person; and
(iii) no Person controlled by, directly or indirectly, any of the foregoing (all Persons referred to in subclauses (i), (ii) and (iii), collectively, "Affiliated Persons") (A) in the case of Current Affiliated Persons has, or has had since January 1, 1995, and (B) in the case of Affiliated Persons other than Current Affiliated Persons, to the knowledge of the TRO Shareholders, has, or has had since January 1, 1995, any interest (other than the interest that derives solely by virtue of being a Shareholder of a Company) in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the Business other than the assets or properties that are to be distributed to the Current TRO Shareholders prior to Closing as contemplated herein. Except as described in Section 3.19 of the TRO Disclosure Letter, neither Ronald Rubin or George Rubin or, to the knowledge of Ronald Rubin and George Rubin, any other Current Affiliated Person owns of record or as a beneficial owner an equity interest or any other financial or profit interest in any Person that has either had business dealings or a material financial interest in any transaction with either Company, or engaged in competition with either Company with respect to any services of either Company (a "Competing Business") in any market presently served by either Company except for interests in less than five percent (5%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.

         3.20 Environmental Matters.

                  (a) Except as described in Section 3.20 of the TRO Disclosure Letter:

                           (i) each Company, including all of its business and
operations, is and at all times within the applicable statutes of limitations has been in compliance in all material respects with all applicable Environmental Laws;

                           (ii) To the knowledge of the TRO Shareholders,
there are no conditions on, beneath or arising from, and there are no Hazardous Substances migrating from, any of the Real Property or any of the properties for which either Company provides management services which might under any Environmental Law (A) give rise to liability or the imposition of a statutory lien upon either Company or (B) require any "Response," "Removal" or "Remedial Action" (as those terms are defined below) by either Company, in either case, with respect to properties managed by a Company, only to the extent the applicable Company does not have a right to full recourse against an unrelated third-party property owner in respect any liability or obligation of such Company with respect thereto;

                           (iii) During the period of either Company's
ownership, lease or use of any real property which is no longer owned, used or leased to or by either Company ("Former Real Property") there were, to the knowledge of the TRO Shareholders, no conditions on, beneath or arising from, and no Hazardous Substances migrated from any Former Real Property which might under any Environmental Law (A) give rise to liability or the imposition of a statutory lien upon TRO, PREIT or either Company or (B) require any "Response," "Removal" or "Remedial Action" by either Company;

                           (iv) Neither Company has received any notification,
or is otherwise aware, of a Release or threat of a Release of a "Hazardous Substance" at any Real Property or Former Real Property;

                           (v) To the knowledge of the TRO Shareholders, no
Hazardous Substances have been transported to or from, released, discharged or disposed of in any material amount by either Company or any third party on or beneath any Real Property or, during the ownership, use or lease of any Former Real Property by a Company, any Former Real Property, in either case which could give rise to liability upon either Company;

                           (vi) To the knowledge of the TRO Shareholders,
there are not now any above or underground storage tanks or transformers containing or contaminated with PCBs on or beneath any Real Property;

                        (vii) There is not:

                             (A) any material governmental claim, demand, investigation, enforcement, Response, Removal, Remedial Action, statutory lien or other governmental or regulatory action instituted or, to the knowledge of the TRO Shareholders, threatened against either Company, any Real Property or any Former Real Property pursuant to any of the Environmental Laws;

                             (B) any material claim, demand, suit or action, made or, to the knowledge of the TRO Shareholders, threatened by any Person against either Company, any Real Property or any Former Real Property relating to (1) any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on beneath or arising from, or migrating from, any Real Property or any Former Real Property or (2) any alleged violation of the Environmental Laws by either Company; or

                             (C) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on beneath or arising from, migrating from or generated at any Real Property or any Former Real Property, including, without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule; and

                       (viii) Neither Company has, or will have, any material liability for any wastes generated by either Company which have ever been directly or indirectly sent, transferred, transported to, treated, stored or disposed of at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed in any state list of sites requiring or recommended for investigation or clean-up.

                  (b) As used in this Agreement:

                           (i) The term "Environmental Laws" means any and all
Laws and Authorizations concerning or relating to the protection of health and/or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended, the Federal Water Pollution Control Act, 33 Section 7401 et seq., as amended, the Toxic Substances Control Act, 15

U.S.C. Section 2601 et seq., as amended, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., as amended, or the Safe Drinking Water Act, 42 U.S.C. Section 300 et seq., as amended, or regulations promulgated thereunder;

                           (ii) The terms "Release," "Response," "Removal" and
"Remedial Action" shall have the meanings ascribed to them in Sections 101(22)-101(25) of CERCLA.

                           (iii) The term "Hazardous Substances" or "Hazardous
Substance" shall mean any substance now regulated under any of the Environmental Laws, including, without limitation, any substance which is: (A) petroleum, asbestos or asbestos-containing material; (B) a "hazardous substance," "pollutant" or "contaminant" (as defined in Sections 101(14), and (33) of CERCLA or the regulations designated pursuant to Section 102 of CERCLA), including any element, compound, mixture, solution or substance that is designated pursuant to
Section 102 of CERCLA; (C) listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. Section 172.101; (D) defined, designated or listed as a "Hazardous Waste" pursuant to the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, ss.5903(5),
6921); (E) listed as a "Hazardous Air Pollutant" under Section 112 of the Clean Air Act, as amended (42 U.S.C. Section 7412) or (F) does or may physically, chemically, biologically or otherwise breakdown or transform into, or otherwise produce, become, promote or result in the presence or an increase of any of the above when released on, at, beneath or to the environment.

         3.21 Absence of Certain Changes and Events.

                  (a) Except as described in Section 3.21 of the TRO Disclosure Letter and except as contemplated herein (including, without limitation, as necessary to effect the TRO Recap), since December 31, 1996, each Company has conducted its business and activities only in the usual and ordinary course consistent with past practice and there has not been any:

                           (i) declaration or payment of any distribution or
payment in respect of the ownership interest in either Company, or any repurchase or redemption of any such interests;

                           (ii) amendment to the articles of incorporation,
bylaws or other organizational documents of either Company;

                           (iii) payment or increase by either Company of any
bonuses, salaries, or other compensation (except for payment of salary and increases thereto in the ordinary course consistent with past practice) to any shareholder, director, trustee, officer or employee or entry into (or amendment of) any employment, severance or similar agreement with any shareholder, director, trustee, officer or employee;

                           (iv) adoption of, change in or increase in the
payments to or benefits under any Employee Benefit Plan or labor policy;

                           (v) damage, destruction or loss to any material
asset or property of either Company, whether or not covered by insurance;

                           (vi) entry into, amendment, termination or receipt
of notice of termination of, any Contract which is, is required to be, or would have been required to be (if entered into prior to the date hereof) disclosed in the TRO Disclosure Letter as the result of Section 3.12(a)(iii) or which relates to any material transaction, whether or not in the ordinary course of business;

                           (vii) borrowing or incurring of any indebtedness,
obligation or liability, contingent or otherwise, except current indebtedness incurred in the ordinary course of business;

                           (viii) endorsement, assumption or guarantee of
payment or performance of any loan or obligation of any other Person;

                           (ix) loan or advance made to any Person except for
advances made in the ordinary course of business consistent with past practice;

                           (x) sale, assignment, conveyance, lease, or other
disposition of any asset or property of either Company (other than the disposition of office equipment and furniture in the ordinary course of business consistent with past practice), or mortgage, pledge, or imposition of any lien or other Encumbrance on any asset or property of either Company;

                           (xi) cancellation or waiver of any material claims
or rights of either Company;

                           (xii) change in the accounting methods, principles
or practices followed by either Company or any change in any of the assumptions underlying, or methods of calculating, any bad debt, contingency or other reserve; or

                           (xiii) agreement or commitment, whether or not in
writing, to do any of the foregoing.

                  (b) Since December 31, 1996, there has been no event, circumstance, condition or contingency that has resulted in a Material Adverse Effect or that is reasonably likely to result in a Material Adverse Effect.

         3.22 Books and Records. The books and records of each Company, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices. To the extent such books and records constitute financial records or books of account, they fairly present revenues, expenses, assets and liabilities, all in a manner that will allow the preparation of financial statements that comply with GAAP.

         3.23 Insurance.

                  (a) Section 3.23(a) of the TRO Disclosure Letter contains a complete and accurate list of all policies and binders of insurance (including, without limitation, property, casualty, liability, professional liability, life, health, accident, workers' compensation and disability insurance and bonding arrangements) owned by or maintained for the benefit of either Company or to which either Company is a party or under which either Company or any shareholder, director, trustee, officer or employee thereof is covered and all self-insurance programs or arrangements. Such policies and binders are issued by insurance companies reasonably believed by the TRO Shareholders to be financially sound and reputable, are sufficient for compliance with all requirements of Laws and all agreements to which either Company is a party or by which it or its assets are bound, are valid and enforceable policies, provide insurance coverage against all risks normally insured against by a person or entity carrying on the same or similar business as that conducted by the Companies and will not be affected by, terminate or lapse by reason of the transactions contemplated by this Agreement.

                  (b) Each Company has paid all premiums due, and has otherwise performed its obligations, under each policy listed or required to be listed in Schedule 3.23(a) of the TRO Disclosure Letter.

                  (c) Except as described in Schedule 3.23(c) of the TRO Disclosure Letter, neither Company has received: (i) any notice of cancellation of any policy or binder of insurance required to be identified in
Schedule 3.23(a) of the TRO Disclosure Letter or refusal of coverage thereunder; (ii) any notice that any issuer of such policy or binder has filed for protection under applicable bankruptcy or insolvency laws or is otherwise in the process of liquidating or has been liquidated; or (iii) any notice that any such policy or binder may no longer be in full force or effect or that the issuer of any such policy or binder may be unwilling or unable to perform its obligations thereunder.

         3.24 Proxy Statement. None of the information supplied or to be supplied by any TRO Shareholder, any TRO Affiliate or either Company for inclusion or incorporation by reference in the Proxy Statement shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of PREIT, or at any time thereafter up to and including the time of the PREIT Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

         3.25 Brokers. No Person acting on behalf of either Company or any TRO Shareholder or any of their respective affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

         3.26 Accurate Disclosure. All documents and other papers delivered by or on behalf of any TRO Shareholder or either Company in connection with the transactions contemplated by this Agreement are accurate and complete in all material respects.

         3.27 Knowledge. For purposes of this Agreement, "to the knowledge of the TRO Shareholders" and correlative terms shall mean the actual knowledge of any and all TRO Shareholders, after due inquiry except that, as applied in
Section 3.20 with respect to properties managed but not owned in whole or in part by TRO, it shall mean such knowledge as a prudent manager would have as to such properties.

         3.28 Investment Representations.

                  (a) Each TRO Shareholder acknowledges that the Class A Units to be issued pursuant to Sections 1.2 and 2.2 will not be registered under the 1933 Act on the grounds that the issuance of such units is exempt from registration pursuant to Section 4(2) of the 1933 Act and/or Regulation D promulgated under the 1933 Act, and that the reliance of the Partnership on such exemptions is predicated in part on the TRO Shareholders' representations, warranties and acknowledgements set forth in this section.

                  (b) The Class A Units issued in accordance with this Agreement will be acquired by each TRO Shareholder for its own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the 1933 Act, and the rules and regulations thereunder except as contemplated hereunder, and no TRO Shareholder will distribute any of such units in violation of the 1933 Act.

                  (c) Each TRO Shareholder (i) acknowledges that the Class A Units, when issued, will not be registered under the 1933 Act and such units will have to be held indefinitely by it or him unless they are subsequently registered under the 1933 Act or an exemption from registration is available,
(ii) is aware that any sales of such units made under Rule 144 of the Securities and Exchange Commission under the 1933 Act may be made only in limited amounts and in accordance with the terms and conditions for that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iii) is aware that Rule 144 may not be available for use by any TRO Shareholder for resale of the units,
(iv) is aware that the Partnership is under no obligation to register, and has no current intention of registering any of such units under the 1933 Act, and
(v) acknowledges that he has received and read a private placement memorandum relating to the offer of Class A Units.

                  (d) Each TRO Shareholder is well versed in financial matters, has had dealings over the years in securities, including "restricted securities," and is fully capable of understanding the type of investment being made in the Class A Units and the risks involved in connection therewith.

         3.29 First Refusal Rights Agreement. The parties to the First Refusal Rights Agreement referred to in Section 6.13 are the only TRO Shareholders and TRO Affiliates with interests in the properties referred to therein.

         3.30 One Meridian Plaza. Robert W. Hayes delivered under cover of letter dated June 5, 1997 to Mark M. Wilcox copies of certain releases relating to claims arising out of the fire at One Meridian Plaza, Philadelphia, Pennsylvania on or about February 23-24, 1991. To the knowledge of the TRO Shareholders, other than the Persons identified in such releases, there are no Persons that may assert, or that have asserted, claims of any nature arising directly or indirectly out of such fire. As a result, inter alia, of such releases, neither Ronald Rubin nor either Company has any uninsured liability or potential liability as a result of such fire.

         3.31 Equity Fund. As of the time that TRO assigns, sells and transfers the Equity Fund (as used in the Goldenberg Letter Agreement, the "Equity Fund") to the Partnership, TRO shall own all of the rights with respect to the Equity Fund, and the amount of the Equity Fund shall be as set forth in the statement accompanying the Closing Loan Statement as contemplated by Section 5.17. The assignment, sale and transfer of the Equity Fund contemplated by Section 5.17 will not breach or otherwise conflict with the Goldenberg Letter Agreement (the "Goldenberg Letter Agreement") dated March 26, 1996, and, as of the Closing, the Partnership shall be entitled to be paid the amount of the Equity Fund and interest factor thereon pursuant to the terms of the Goldenberg Letter Agreement.


              SECTION 4. REPRESENTATIONS AND WARRANTIES REGARDING
                          PREIT AND THE PARTNERSHIP.

         PREIT hereby represents and warrants to the TRO Shareholders as follows:

         4.1 Organization.

                  (a) PREIT is an unincorporated association in business trust form duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. PREIT has all necessary trust power to carry on its business as presently conducted, to own and lease the assets and properties that it owns and leases and to perform all its obligations under each agreement and instrument to which it is a party or by which it is bound.

                  (b) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary partnership power to carry on its business as presently conducted, to own and lease the assets and properties that it owns and leases and to perform all its obligations under each agreement and instrument to which it is a party or by which it is bound.

         4.2 Power and Authority. Each of PREIT and the Partnership has all requisite trust or partnership power to execute, deliver and perform its obligations under this Agreement and under all other agreements and documents required to be delivered by it prior to or at the Closing (collectively, the "Buyer Transaction Documents"). Subject to approval thereof by PREIT's shareholders, the execution, delivery and performance by PREIT and the Partnership of this Agreement and the other Buyer Transaction Documents have been duly authorized by all necessary trust or partnership action. This Agreement has been duly and validly executed and delivered by PREIT and the Partnership and constitutes the legal, valid and binding obligation of PREIT and the Partnership enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally or by general equitable principles. When executed and delivered as contemplated herein, each of the other Buyer Transaction Documents shall, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligation of each of PREIT and the Partnership that is a party thereto enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

         4.3 No Conflicts.

                  (a) Except as described in Section 4.3(a) of the disclosure letter delivered by PREIT to TRO on the date hereof ("PREIT Disclosure Letter"), the execution and delivery by PREIT and the Partnership of this Agreement do not, and the execution and delivery by PREIT and the Partnership of the other Buyer Transaction Documents and the performance by PREIT and the Partnership of all of the Buyer Transaction Documents will not (in each case, with or without the passage of time or the giving of notice), directly or indirectly:

                           (i) contravene, violate or conflict with (A) the
trust or partnership agreement (or other organizational documents) of PREIT or the Partnership or (B) any Law applicable to PREIT or the Partnership, or by or to which any assets or properties of PREIT or the Partnership is bound or subject;

                           (ii) violate or conflict with, result in a breach
of, constitute a default or otherwise cause any loss of benefit under, or give to others any rights (including rights of termination, amendment, foreclosure, cancellation or acceleration) in or with respect to, any material Authorization or material Contract to which PREIT or the Partnership is a party or by which either PREIT or the Partnership or any assets or properties of either PREIT or the Partnership is bound or affected; or

                           (iii) result in, require or permit the creation or
imposition of any material Encumbrance upon or with respect to either PREIT or the Partnership or any of their respective assets or properties.

                  (b) Except for filings with the Securities and Exchange Commission and except as disclosed in Section 4.3(a) of the PREIT Disclosure Letter, the execution and delivery by PREIT and the Partnership of this Agreement do not, and the execution and delivery by PREIT and the Partnership of the other Buyer Transaction Documents and the performance by PREIT and the Partnership of all of the Buyer Transaction Documents will not, require PREIT or the Partnership to obtain any material Authorization of or make any material filing, registration or declaration with or notification to, any court, government or governmental agency or instrumentality (federal, state, local or foreign) or to obtain the material consent, waiver or approval of, or give any material notice to, any Person.

                  (c) Except as disclosed in filings with the Securities and Exchange Commission made by PREIT, there are no actions, proceedings or investigations against or involving PREIT or the Partnership pending or, to the best knowledge of PREIT, threatened, that question any of the transactions contemplated by this

Agreement or the validity of any of the Buyer Transaction Documents or which, if adversely determined, could have a material adverse effect on the consolidated financial condition, assets, business or results of operations of PREIT or could materially and adversely affect PREIT's or the Partnership's ability to enter into or perform its obligations under the Buyer Transaction Documents.

         4.4 Capitalization.

                  (a) On the date hereof, the outstanding beneficial interests in PREIT consist of 8,679,598 PREIT Shares, and the outstanding partnership interests in the Partnership are as described in Section 4.4(a) of the PREIT Disclosure Letter. Except for 483,875 PREIT Shares reserved for issuance pursuant to outstanding stock options and except as contemplated herein, in the Amended Partnership Agreement or in the Employment Agreements referred to herein, and except as disclosed in Section 4.4(a) of the PREIT Disclosure Letter as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character (including, without limitation, voting agreements or arrangements known to PREIT) relating to the issuance of beneficial interests in PREIT or partnership interests in the Partnership. As of the Closing, the outstanding partner interests in the Partnership shall consist of the interests outstanding on the date hereof, the Class A Units contemplated by Section 1.2 hereof and by the Oxford Valley Contribution Agreement, and, if applicable, the Class B Units contemplated by the EPD Purchase Agreements and an additional number of units issued to PREIT Subsidiary in exchange for the contribution contemplated by Section 5.24.

                  (b) All Class A Units to be issued and delivered pursuant to Sections 1.2 and 2.2 hereof will be, at the time of issuance and delivery in accordance with the terms of this Agreement, duly authorized and validly issued by the Partnership. Assuming the accuracy of the representations and warranties of the TRO Shareholders set forth herein, such issuance will be exempt from registration under the 1933 Act as an offering described in
Section 4(2) of such Act and/or pursuant to Regulation D promulgated thereunder.

         4.5 PREIT Reports. PREIT has delivered to the Current TRO Shareholders copies of PREIT's (a) Proxy Statement dated November 15, 1996,
(b) Annual Report on Form 10-K for the fiscal year ending August 31, 1996 containing audited financial statements for fiscal year 1996, as amended by its Report on Form 10-K/A-1 dated December 2, 1996, and (c) Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996, February 28, 1997 and May 31, 1997, all of which have been filed by PREIT with the Securities and Exchange Commission (the "PREIT Reports"). The audited consolidated financial statements and unaudited interim financial statements of PREIT included in such reports have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition and results of operations of PREIT as at the dates thereof and for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. The PREIT Reports do not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         4.6 Information Included in Proxy Statement. The information to be included or incorporated in the Proxy Statement, other than information provided by either Company or any TRO Shareholder for the express purpose of including the same in the Proxy Statement, shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders of PREIT, or at any time thereafter up to and including the time of the PREIT Shareholders' Meeting, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the 1934 Act and the rules and regulations thereunder. Notwithstanding the foregoing, PREIT makes no representation or warranty with respect to any information about, or supplied or omitted by, either Company or any TRO Shareholder which is contained in the Proxy Statement.

         4.7 Litigation. Except as disclosed in filings with the Securities and Exchange Commission, there are no claims, actions, suits, proceedings (arbitration or otherwise) or, to the knowledge of PREIT, investigations involving or affecting PREIT or any of its subsidiaries or any of their assets or properties or any of their trustees, directors, officers, partners or shareholders in their capacities as such, before or by any court, government or governmental agency or instrumentality (federal, state, local or foreign) or before any arbitrator of any kind, in each case of a nature that is required to be disclosed in PREIT's 1934 Act reports.

         4.8 Material Adverse Change. Except as disclosed in filings with the Securities and Exchange Commission, since May 31, 1997, there has not been any material adverse change in the condition (financial or otherwise), assets, results of operations or business of PREIT on a consolidated basis.

         4.9 Brokers. Except for Lehman Brothers Inc., whose fees shall be paid by PREIT, no Person acting on behalf of PREIT or the Partnership or any of their affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.


                     SECTION 5. AGREEMENTS AND COVENANTS.

         5.1 Special Shareholders Meeting. PREIT shall duly call, give notice of, convene and hold a special shareholders meeting (the "PREIT Shareholders' Meeting") to approve, among other things, the transactions contemplated by this Agreement and PREIT's 1997 Stock Option Plan.

         5.2 Proxy Statement. PREIT shall prepare as promptly as practicable, with the cooperation of the Companies and the TRO Shareholders and the TRO Affiliates, a proxy statement (the "Proxy Statement") in compliance with the provisions of the 1934 Act, for purposes of soliciting the approval of the shareholders of PREIT in respect of, among other things, the approval items set forth in Section 5.1 above. The Companies and each TRO Shareholder shall, and the TRO Shareholders shall cause each TRO Affiliate to, provide promptly to PREIT for inclusion in the Proxy Statement, or any amendments or supplements thereto, such information concerning its business and affairs and its financial statements as, in the reasonable judgment of PREIT or its counsel, may be required by applicable Law or the rules and regulations of the Securities and Exchange Commission (including, without limitation, audited financial statements of the Companies and the TRO Affiliates and unaudited interim financial statements of the Companies and the TRO Affiliates) and to cause its counsel, auditors and other representatives to cooperate with PREIT's counsel, auditors and other representatives in the preparation of the Proxy Statement. The Companies and the TRO Shareholders will promptly advise PREIT in writing if at any time prior to the Closing either Company or any TRO Shareholder shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to correct any misstatements of material fact or to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law.

         5.3 Reasonable Efforts. Upon the terms and subject to the conditions hereof, between the date hereof and the Closing Date, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation,
(i) cooperation in the preparation and filing of the Proxy Statement, (ii) using its or his reasonable efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to Contracts as are necessary for the consummation of the transactions contemplated by this Agreement, and (iii) using its or his reasonable efforts to cause the conditions to the consummation of the acquisition of the Contributed TRO Shares to be satisfied.

         5.4 Access to Information; Confidentiality. Between the date of this Agreement and the Closing Date, PREIT, on the one hand, and the Companies and the TRO Shareholders, on the other hand, will give to the other party and its officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the assets, records, facilities, properties and Contracts relating to its business as the other party may reasonably request. The TRO Shareholders shall cause the TRO Affiliates that are parties to the transactions contemplated herein to afford PREIT and its representatives comparable access to the assets, records, facilities, properties and Contracts relating to the business of the TRO Affiliates. Each party shall acquire and hold all confidential information that has been made available by another party hereto subject to the terms and conditions of Section IV of the Letter Agreement dated as of April 16, 1997 (the "Letter Agreement") between TRO and PREIT, the terms of which section are hereby incorporated by reference and which shall remain in force through the Closing.

         5.5 Public Announcements. Except as and to the extent required by Law or by the rules of the American Stock Exchange, without the prior written consent of the other party, the Companies and the TRO Shareholders, on the one hand, and PREIT and the Partnership, on the other hand, will not, and each will direct its representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of any of the terms, conditions or other aspects of the transactions contemplated hereby; provided, however, that PREIT may issue a press release, in the form previously circulated by PREIT to TRO, regarding, among other things, the execution of this Agreement; and further provided that PREIT and TRO may each continue such communications with principals, partners, lenders, trustees, attorneys, accountants, investment bankers, consultants engaged by PREIT and TRO, including abstract companies, title companies, engineers and architects, Claude de Botton and his affiliates, Albert Marta and his affiliates, Kenneth N. Goldenberg and his affiliates, EPD and its affiliates, and, if agreed in each case by PREIT and TRO, others as may be legally required or necessary in connection with the consummation of the transactions contemplated by this Agreement.

         5.6 No Solicitation. Each Company and each TRO Shareholder shall not, each Company shall cause its officers, employees, representatives and agents not to, and the TRO Shareholders shall cause the TRO Affiliates not to, directly or indirectly, continue, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any nonpublic information to, any Person (other than PREIT and the Partnership and their respective representatives in connection with the transactions contemplated by this Agreement) concerning any sale of assets (other than in the ordinary course of its business consistent with past practice) or shares of capital stock of either Company or any TRO Affiliate that is a party to any of the transactions contemplated herein or any merger, consolidation, recapitalization, liquidation or similar transaction involving either Company or any such TRO Affiliate (collectively, an "Acquisition Transaction"). Each Company and each TRO Shareholder will promptly communicate to PREIT the terms of any inquiry or proposal that it or he may receive in respect of an Acquisition Transaction.

         5.7 Notifications. Each party hereto shall give prompt notice to the other parties upon becoming aware of: (i) any fact or condition that causes or constitutes (or that reasonably could be expected to cause or constitute) a breach of its or his representations and warranties set forth herein, or the occurrence, or failure to occur, of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of or any inaccuracy in any of its or his representations and warranties contained in this Agreement had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; (ii) any material failure of it or him or any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or him hereunder; (iii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of its or his knowledge, threatened against, relating to or involving or otherwise affecting either Company, any TRO Shareholder or PREIT, as the case may be, or any of the transactions contemplated by this Agreement.

         5.8 Conduct of the Companies' Business. Except as expressly provided herein, between the date hereof and the Closing, except with the prior written consent of PREIT, each Company shall (and the TRO Shareholders will cause each Company to):

                  (a) carry on its business in, and only in, the usual, regular and ordinary course, consistent with past practice and the provisions hereof and in compliance with all applicable Laws,

Authorizations and Contracts (including, without limitation, those required to be identified in the TRO Disclosure Letter), preserve intact its present business organization, maintain its corporate existence and use all reasonable efforts to keep available the services of its present officers and employees and to preserve its relationships with clients, contractors, and others having business dealings with it to the end that its goodwill and business shall be unimpaired at the Closing;

                  (b) pay and discharge all of its debts, liabilities and obligations as they become due;

                  (c) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

                  (d) maintain its facilities and assets in the same state of repair, order and condition as they were on the date hereof, reasonable wear and tear excepted;

                  (e) maintain its books of account and records in the usual, regular and ordinary manner and use best efforts to maintain in full force and effect all of its Authorizations;

                  (f) maintain its S corporation status for federal and state income tax purposes (it being expressly understood that the consummation of the TRO Recap and the TRO Consolidation immediately prior to Closing will, however, result in a termination of such status);

                  (g) not enter into, assume or amend any Contract of a type described in Section 3.12(a)(iii);

                  (h) not take any action, fail to take any action or permit to occur any event that would cause or constitute a breach of or inaccuracy in any representation or warranty of the TRO Shareholders set forth herein if made immediately after such event or at the Closing or that would have been required (or result in any situation that would be required) to be disclosed hereunder had such action or inaction been taken or failed to have occurred or had such event occurred prior to the date hereof;

                  (i) not increase salaries or other compensation of its officers or directors or any other employee other than normal year-end merit increases for employees (other than employees with which employment agreements are to be executed as contemplated herein) made in the ordinary course of such Company's business consistent with past practice;

                  (j) not make any change in its authorized or issued capital stock, grant any stock option or other right to purchase its shares of capital stock or other securities, issue or make any commitment to issue any of its securities including any securities convertible into capital stock, grant any registration rights or purchase, redeem, retire or make any other acquisition of any shares of its capital stock or other securities (except, in each case, as may be required in connection with the TRO Recap and as described in Sections 3.4(a) and 3.21 of the TRO Disclosure Letter);

                  (k) not amend its certificate or articles of incorporation or bylaws (or equivalent governing documents) (except, in each case, as may be required in connection with the TRO Recap and as described in Sections 3.4(a) and 3.21 of the TRO Disclosure Letter);

                  (l) not enter any Contract with any TRO Shareholder or TRO Affiliate; and

                  (m) not enter into any agreement or understanding to do or engage in any of the foregoing actions.

         5.9 Sale of Shares of TRO. Between the date hereof and the Closing, except as expressly contemplated herein, except with the prior written consent of PREIT, no TRO Shareholder shall sell, assign, transfer, or otherwise encumber any of his shares of capital stock of TRO, or any rights of such shareholder in such shares.

         5.10 Financial Information. Until the Closing, each Company shall provide PREIT, as soon as practicable and in any event no later than the 30th day after the end of each month, with an unaudited balance sheet and income statement of such Company as of and for the month then ended, prepared on the same basis as the interim financial statements referred to in Section 3.8 and certified as such by the chief executive officer and chief financial officer of such Company.

         5.11 Costs and Expenses. Except as otherwise provided herein, the parties hereto shall each pay their own fees and expenses and those of their respective agents and advisors incurred in connection with the transactions contemplated by this Agreement (including, without limitation, all legal and accounting fees (collectively, "Transaction Costs")). TRO shall provide, at its cost and expense, all audited and unaudited financial statements relating to The Court at Oxford Valley, TRO and TRO Illinois as of any date and for any period ending prior to Closing that PREIT or its counsel reasonably requests be furnished in order to prepare the Proxy Statement or to satisfy future Securities and Exchange Commission filing requirements applicable to PREIT. Except for the financial statements described in the preceding sentence, PREIT shall bear all costs and expenses arising from the preparation of the Proxy Statement and the financial statements required to be filed by PREIT with the Securities and Exchange Commission, and PREIT shall pay TRO, at the Closing or promptly following termination of this Agreement, upon submission to PREIT of reasonably detailed invoices with respect thereto, an amount equal to the reasonable legal fees (the "Requested Legal Expenses") incurred by TRO as the result of a written request of PREIT, or its counsel, to assist in the preparation of the Proxy Statement or the compliance by PREIT with the Securities and Exchange Commission or American Stock Exchange rules and regulations; provided that if there is a Closing, such amount shall be included in the Closing Loan provided for in Section 5.17 hereof and provided further that if this Agreement is terminated following a breach of this Agreement by either Company or by any TRO Shareholder, such payment to TRO by PREIT shall not be required. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9.2 hereof solely on account of the failure to fulfill the condition set forth in Section 9.1(f) herein, then PREIT shall pay up to a maximum of $1,000,000 in the aggregate of all reasonable Transaction Costs incurred by the Companies and the TRO Shareholders upon submission to PREIT of reasonably detailed invoices and such other information related thereto as PREIT may reasonably request. TRO shall pay all of its Transaction Costs, other than the Transaction Costs to be reimbursed by PREIT as described above, prior to Closing.

         5.12 Confidentiality. From and after the Closing Date, no TRO Shareholder shall disclose directly or indirectly to any Person, other than in the ordinary course of the employ of such TRO Shareholder by PREIT or any affiliate thereof, without the prior written authorization of PREIT, any client lists, pricing strategies, client and employee files and records, any proprietary data or trade secrets of either Company, or any financial or other information about either Company not in the public domain.

         5.13 Voting Agreements of Sylvan M. Cohen and Leonard I. Korman. Contemporaneously with the execution and delivery of this Agreement, Sylvan M. Cohen and Leonard I. Korman shall each deliver to TRO a duly executed voting agreement in the form attached hereto as Exhibit 5.13.

         5.14 TRO Consolidation. Immediately prior to Closing, the TRO Shareholders that own shares of capital stock of TRO Illinois will convey all of such shares, free and clear of all Encumbrances and constituting all of the outstanding shares of capital stock of TRO Illinois, to TRO.

         5.15 TRO Recap. Prior to Closing, TRO shall take, and the TRO Shareholders shall cause TRO to take, all actions necessary or appropriate to effect the TRO Recap. In connection with the consummation of the TRO Recap, the TRO Shareholders shall, inter alia. (i) cause TRO to amend and restate its articles of incorporation and bylaws in the forms set forth in Exhibit 5.15-A hereto, thereby changing its corporate name and effecting changes in its capital stock necessary to effect the TRO Recap and (ii) cause TRO to adopt the Employee Stock Ownership Trust in the form set forth in Exhibit 5.15-B hereto and to create the Employee Stock Ownership Trust pursuant to the trust agreement set forth in Exhibit 5.15-C hereto.

         5.16 Predevelopment Properties; Concord Pike; Girard Estate. After Closing, no TRO Shareholder or TRO Affiliate shall have any interest in the development or ownership of any Predevelopment Property, the Girard Estate project or the Concord Pike property other than as a result of the participation of TRO, the Partnership or an affiliate thereof and other than as provided in the Predevelopment Properties Contribution Agreement.

         5.17 Closing Loan; Purchase of Equity Fund.

                  (a) On the date hereof, TRO has delivered to PREIT a preliminary statement and no later than 5 business days prior to Closing TRO shall deliver to PREIT a final statement (the "Closing Loan Statement") setting forth in reasonable detail the nature and amount of: (i) all reasonable out-of-pocket expenses (other than amounts advanced under the Goldenberg Letter Agreement that are included in the Equity Fund) theretofore paid or incurred but not yet paid by TRO, any TRO Shareholder or any TRO Affiliate to third parties in connection with the acquisition and development of the EPD Properties and those properties that constitute Predevelopment Properties as of the Closing, in each case to the extent not theretofore reimbursed out of proceeds arising from the Predevelopment Properties; (ii) all reasonable start-up expenses theretofore incurred by TRO with respect to the management of the EPD portfolio of properties up to a maximum of $1,500,000; and (iii) the Requested Legal Expenses described in Section 5.11, in each case together with detailed invoices and other documentation that PREIT may reasonably request in order to verify the foregoing. At the Closing, either PREIT or the Partnership shall loan (the "Closing Loan") to TRO an amount equal to the aggregate amount of the expenses set forth on the Closing Loan Statement. Promptly following the Closing, TRO shall use the proceeds of the Closing Loan to retire all indebtedness of TRO to third parties with respect to the expenses set forth on the Closing Loan Statement.

                  (b) The Closing Loan Statement shall be accompanied by a statement of the outstanding principal amount of the Equity Fund and the interest factor thereon then payable in accordance with the terms of the Goldenberg Letter Agreement. Immediately prior to the Closing, TRO will sell, assign and transfer to the Partnership all of TRO's right, title and interest in the Equity Fund, and the Partnership will pay TRO an amount of cash equal to the amount of the Equity Fund and interest factor. To the extent that TRO does not own the entirety of the Equity Fund and the interest factor on the date hereof, it shall acquire rights thereto from the TRO Shareholders, together with written representations and warranties in such form and substance as PREIT shall reasonably request with respect to ownership and right to assign.

                  (c) At the Closing, the Partnership shall assume all of the liabilities and obligations of TRO and TRO Shareholders under the Goldenberg Letter Agreement arising after Closing other than liabilities or obligations arising from a breach of or default under such agreement prior to Closing.

         5.18 Acquisitions by TRO Affiliates. Prior to Closing, the TRO Shareholders shall cause the TRO Affiliates not to, without the prior written consent of PREIT, acquire, directly or indirectly, any ownership or other interest in any retail or residential real property that is not currently listed in Section 3.11(b) of the TRO Disclosure Letter and that is of a type that would have been includable in such list if such interest had been held prior to the date hereof.

         5.19 Board of Trustees.

                  (a) The Board of Trustees of PREIT (the "Board") shall take all actions necessary or appropriate to appoint or elect Ronald Rubin, George Rubin and Rosemarie Greco to be trustees of the Trust as of the Closing so that, after such appointment or election, the Board of Trustees will consist of six current members as of the date hereof and the three new members so elected or appointed. In the event that any of the foregoing is unavailable to serve as trustees as of the Closing, the Board shall elect or appoint one or more substitutes therefor designated by TRO, provided, however, that if Rosemarie Greco is unavailable, TRO shall designate a substitute that is wholly independent of PREIT, the Companies, the TRO Shareholders and the TRO Affiliates that is of recognized standing and is otherwise acceptable to the Board.

                  (b) Immediately following the Closing, the Board shall cause a special committee of the Board to be formed (the "Special Committee"). The Special Committee shall consist of three independent trustees of PREIT, one of whom shall initially be Rosemarie Greco (or her substitute). The responsibilities of the Special Committee shall be to address and resolve following Closing matters pertaining to the transactions contemplated herein. If following Closing the holders of more than 33-1/3% of the then-outstanding Class A Units issued to TRO Shareholders or TRO Affiliates or any trustee of PREIT request from time to time that the Special Committee consider (x) whether the contemplated incurrence by PREIT of non-project specific indebtedness or the raising by PREIT of equity capital may have an unintended and inequitable effect on PREIT or the holders of the Class A Units or (y) whether the breach by PREIT of any of its representations and warranties set forth herein has had any adverse effect upon PREIT's Adjusted FFO, the Special Committee shall consider such request and may, but shall not be required to, make any adjustments that the Special Committee deems appropriate in its sole discretion, including, without limitation, any adjustment to the applicable Annual Hurdles and Annual Targets (and the TRO Shareholders acknowledge that the members of the Special Committee shall have no personal liability for their decisions). If after Closing, there is a final judgment or settlement with respect to litigation instituted prior to the date hereof by [the Bermans] and as a result thereof PREIT or one of its affiliates is required to pay an amount greater than the amount currently reserved therefor on PREIT's financial statements, PREIT is required to write off revenues that were recorded on PREIT's financial statements prior to the date hereof or the percentage interest of PREIT in any property as it is currently accounted for is reduced, such percentage of such holders shall have the right to cause the Special Committee to consider the adverse effect of any such event upon the earn-out set forth in Section 2.2. The Special Committee shall, in respect of matters described in the immediately preceding sentence, be required to make appropriate adjustments. In considering the appropriateness of any such adjustment, the Special Committee shall consider adjustments as may be appropriate to address any adverse effect on the earn-out specified in Section 2.2.

         5.20 Distributions Prior to Closing; Howell Shopping Center.

                  (a) Notwithstanding anything to the contrary set forth herein, prior to the Closing Date (and therefore prior to the consummation of the TRO Recap and TRO Consolidation), TRO may, to the extent lawful, pay a dividend to its shareholders consisting of: (i) all cash and cash equivalents owned by TRO, including, without limitation, cash proceeds of the Closing Loan (but excluding any cash and cash equivalents that are to be used in order to satisfy the representation and warranty set forth in Section 3.9(b) hereof);
(ii) all accounts receivable other than rent roll receivables, tenant deposits, funds held on behalf of others, and fully collectible accounts receivable identified by TRO on a schedule delivered to the Partnership pursuant to Section 5.29 that are to be retained by TRO in order to satisfy the representation and warranty set forth in Section 3.9(b) hereof; and (iii) all assets specifically listed on Schedule 5.20(a) hereto. No account receivable shall be distributed to shareholders if treatment as a receivable or the distribution would be a breach of Section 5.26 hereof.

                  (b) Notwithstanding anything to the contrary herein, prior to the Closing, TRO shall cause all of TRO's right, title and interest in and to predevelopment rights described on

Schedule 5.20(b) hereto to be transferred to the Predevelopment Partnership.

                  (c) (i) Unless a contract approved in form and substance by PREIT (such approval not to be unreasonably withheld) giving Home Depot the right to purchase Howell Shopping Center is in effect as of Closing, Howell Shopping Center shall constitute a Predevelopment Property. If such a contract (the "Howell Purchase Agreement") is in effect as of Closing, Howell Shopping Center shall not constitute a Predevelopment Property except under the circumstances described below.

                           (ii)  This subparagraph shall apply only if Howell
Shopping Center is not a Predevelopment Property as of Closing. Prior to the Closing Date, TRO, the TRO Affiliates and the TRO Shareholders shall assign to a newly-formed New Jersey limited liability company (the "Howell LLC") all of their rights to the proceeds of the disposition of their interest in the Howell Shopping Center. The TRO Shareholders shall cause the Howell LLC to have no assets or liabilities (other than for payment of current services rendered by third parties and any debt incurred by Howell LLC to acquire the property constituting the Howell Shopping Center) except for its rights under the Howell Purchase Agreement and all beneficial interests in the Howell Shopping Center held by TRO, the TRO Shareholders or its TRO Affiliates prior to Closing and the obligation to reimburse the TRO Shareholders and the TRO Affiliates for the expenses and fees accrued as of the Closing (the expenses and fees incurred as of the date hereof are set forth on Schedule 5.20(c)), provided that such obligation shall be payable only out of the proceeds of the disposition of the Howell Shopping Center that are received by the Howell LLC. The Partnership and TRO Shareholders shall cause the Howell LLC, following its receipt of the proceeds of a sale of Howell Shopping Center to Home Depot pursuant to the Howell Purchase Agreement and the satisfaction of such obligation and the other permitted liabilities referred to in the preceding sentence, to distribute the net proceeds to its members. If the Howell Purchase Agreement expires, terminates or is otherwise abandoned by Howell LLC or Home Depot at any time, the Partnership shall have the right and option to have Howell LLC assign all of its right, title and interest in and to Howell Shopping Center to the Partnership (or its designee) in exchange for the Partnerships's membership interest in Howell LLC, in which case Howell Shopping Center shall from and after such date be treated as a Predevelopment Property under the Predevelopment Properties Contribution Agreement, all predevelopment costs and expenses with respect thereto will be paid by the Partnership to Howell LLC which shall use the payment to satisfy the obligations of Howell LLC and the TRO Shareholders shall cause Howell LLC to become a party to the Predevelopment Properties Contribution Agreement. If the Partnership does not exercise its option to take an assignment within 30 days of written notice from the

Howell LLC that such option has arisen as aforementioned, the Partnership shall have no further rights or obligations in respect of the Howell Shopping Center or the Howell LLC and Howell LLC shall have the right, subject to the terms of the other agreements referred to herein, to develop, own or dispose of such property.

         5.21 Employees. No later than 15 days prior to Closing, TRO shall deliver to PREIT a list of current employees whose employment shall be terminated by TRO prior to Closing. TRO shall be solely responsible for any severance pay, accrued salary, pension benefits, unemployment compensation, vacation pay and any other obligations created or owing as a consequence of such termination of employment, and the TRO Shareholders shall cause TRO to take all actions necessary to discharge all of such liabilities and obligations in full prior to Closing so that as of Closing TRO shall have no further liabilities or obligations with respect thereto.

         5.22 Employment Agreements. Contemporaneously with the execution and delivery of this Agreement, TRO has executed and delivered Employment Agreements with George Rubin, Joseph Coradino, Patricia Berns, Leonard Shore, Alan Feldman, Doug Grayson and Eric Mallory and PREIT has executed and delivered Employment Agreements with Ronald Rubin and Edward Glickman, in all cases to be effective upon Closing. Prior to Closing, TRO and Joseph Straus, Jr. may enter into an employment agreement satisfactory to PREIT. All employment and other commission, compensation, equity participation or similar agreements between any of the foregoing Persons and either Company shall be terminated as of the Closing and neither Company shall have any further obligation thereunder (other than to pay accrued and unpaid salary that is included in the amount described in subclause (iv) of Section 3.9(b) and accrued and unpaid bonuses that are included in subclause (v) of Section 3.9(b)).

         5.23 PREIT Fiscal Year. After the Closing, PREIT shall take all action necessary or appropriate to change its fiscal year for financial reporting purposes to a calendar year basis effective no later than the fourth calendar quarter of 1997.

         5.24 Contribution of PREIT Assets. PREIT shall take all action that may be necessary or appropriate, as of the Closing or promptly thereafter, to effect the contribution of substantially all of PREIT's assets to the Partnership substantially in accordance with the plan of contribution set forth in Exhibit 5.24 hereto. In exchange for such contribution, the Partnership shall issue to PREIT Subsidiary that number of additional Class A Units that, when aggregated with the numbers of Class A Units issued to PREIT Subsidiary as of the date hereof, equals the number of outstanding PREIT Shares as of the Closing.

         5.25 TRO Board Meetings. After Closing, TRO shall give PREIT advance written notice of all meetings of its board of directors and PREIT shall be entitled to designate, from time to time, a representative who shall be entitled to be present at all of such meetings but who shall not have any vote in any such proceedings of the TRO board of directors.

         5.26 Receivables. For the period from January 1, 1997 to the Closing Date, neither Company shall recognize any revenues or related receivables from management fees, leasing commissions, consulting fees, brokerage fees, shopping center advertising agency fees and all other items of revenue other than the Development Fees (which shall be handled in accordance with the last sentence hereof) and the South Park rent roll receivable paid prior to Closing unless both of the following conditions are met: (1) the applicable Company does not have any substantive obligation for future performance relating to the amounts recognized as revenues or receivables, whether imposed by written contract or otherwise; and (2) collection of the amount recorded as a receivable is reasonably assured and if amounts are due more than one-year from the transaction date, any such amounts recorded shall be discounted to their net present value using the prime rate of interest in effect at the time as recorded in The Wall Street Journal. Any amounts received on account of any item of revenue shall be reflected as a deposit liability on the applicable Company's balance sheet until both of these conditions are met. Notwithstanding the foregoing, the development fees listed on Schedule 5.26 hereto (the "Development Fees") shall be recognized as receivables of either Company for purposes of Sections 3.9 or 5.20 or any other provision of this Agreement only to the extent such fees remain unpaid as of the Closing, are scheduled to be paid pursuant to Schedule 5.26 prior to Closing and have been earned by either Company prior to Closing in accordance with the percentage of completion method of accounting under GAAP.

         5.27 Life Insurance. If requested by PREIT to do so, Ronald Rubin will promptly take all action, including undergoing medical examinations, required in order to secure the issuance of the life insurance policy contemplated in Section 6.15.

         5.28 Liabilities.

                  (a) The TRO Shareholders and PREIT acknowledge that their original expectation was that, at Closing, the Companies would be free of all liabilities and obligations except (x) obligations to perform future services under Contracts disclosed pursuant to this Agreement; (y) contested claims by third parties identified pursuant to this Agreement that PREIT agreed to accept, and (z) ordinary course of business accounts and taxes payable. The TRO Shareholders have advised PREIT that there are other liabilities and obligations which may not be fully discharged prior to Closing. In order to induce PREIT to enter into this Agreement and to accept the existence at Closing of certain liabilities and obligations:

         (i) Prior to the distribution of the Proxy Statement to the shareholders of PREIT and, in any event, within 24 days from the date hereof, the TRO Shareholders shall cause TRO to be irrevocably and absolutely released by writings reasonably satisfactory in form and substance to PREIT from all guarantees, indemnities, obligations, undertakings or liabilities of any nature whatsoever (other than non-contractual obligations or liabilities which might arise solely from TRO's status as a former general partner in Twelfth Street Hotel Associates, L.P. of which the TRO Shareholders are unaware) in respect of the PSFS Building in Philadelphia, Pennsylvania, including, without limitation, contractual liabilities or obligations (whether absolute, accrued, contingent, liquidated, unliquidated or otherwise) arising by virtue of any interest that TRO may have had, directly or indirectly, in such property and those set forth in Section 5.28(i) of the TRO Disclosure Letter, which the TRO Shareholders represent and warrant are the only such guarantees, indemnities, obligations, undertakings or liabilities in connection with the PSFS Building that affect either Company;

         (ii) Prior to the distribution of the Proxy Statement to the shareholders of PREIT and, in any event, within 24 days from the date hereof, the TRO Shareholders shall cause each beneficiary of the guarantee by TRO identified in
                  Section 5.28(ii) of the TRO Disclosure Letter to have irrevocably and absolutely released TRO from all obligations and liabilities in respect thereto by a writing reasonably satisfactory in form and substance to PREIT;

        (iii) The TRO Shareholders shall cause the Companies as of Closing to be free and clear of all liabilities and obligations of any nature (whether absolute, accrued, contingent, liquidated, unliquidated or otherwise) that (A) are due and payable or performable at or prior to Closing and that are not otherwise expressly identified and dealt with pursuant to this Section 5.28, including, without limitation, those liabilities and obligations set forth in Section 5.28(iii) of the TRO Disclosure Letter, and (B) that are due or payable or performable at or after the Closing and that are not otherwise expressly identified and dealt with pursuant to this Section 5.28;

         (iv) All Damages arising out of claims identified in Section 5.28(iv) of the TRO Disclosure Letter shall, to the extent not satisfied in full prior to Closing, be subject to indemnification pursuant to Section 10.1(b) hereof by Ronald Rubin and George Rubin (who, for purposes of this Section 5.28 and Section 10 hereof, shall include all entities controlled by either or both thereof which receive Class A Units issued on the Closing Date);

         (v) The TRO Shareholders shall cause the representations and warranties set forth in Section 3.9(b) with respect to the liabilities and obligations referred to in subclauses (i),
                  (iii), (iv), (v) and (vi) of the first sentence of Section 3.9(b) to be true and correct as of Closing; and

         (vi) Ronald Rubin and George Rubin shall indemnify and hold harmless PREIT and the Partnership pursuant to Section 10.1(b) against any Damages arising from any of the liabilities or obligations listed in Section 5.28(vi) of the TRO Disclosure Letter.

                  (b) At Closing, Ronald Rubin and George Rubin (and the entities referred to in (iv) above) shall execute and deliver a pledge agreement in form and substance reasonably satisfactory to PREIT by which they shall pledge to the Partnership (in order to secure their indemnification undertakings in Section 10.1(b) and 10.1(c)) such number of Class A Units issued to them hereunder and under the Court at Oxford Valley Contribution Agreement on the Closing Date as shall be equal in value to 150% of the maximum amount of all liabilities and obligations referred to in subclauses
(i), (ii), (iii) and (vi) above (except as otherwise specifically provided under Section 5.28(vi) of the TRO Disclosure Letter) which have not been fully released or paid prior to Closing as security for their indemnities hereunder with respect to such obligations and liabilities pursuant to Section 10.1(b) and 10.1(c) hereof. For this purpose, each Class A Unit shall be deemed to have a value of $_____. The requirement for a pledge to cover potential Damages resulting from non-compliance with subclauses (i), (ii) and (iii) if Closing occurs shall not affect any condition to Closing in favor of PREIT with respect to such covenants or the obligations under 10.1(b) or 10.1(c) for breaches of the covenants set forth in this Section 5.28.

         5.29 Accounts Receivable. (a) The TRO Shareholders shall deliver to PREIT at least 5 business days prior to Closing a schedule identifying any accounts receivable that are to be retained by TRO in order for the TRO Shareholders to satisfy their representations and warranties set forth in
Section 3.9(b). TRO shall provide PREIT with all information and documentation reasonably requested by PREIT in order for PREIT to confirm the nature and status of such accounts receivable.

                  (b) The TRO Shareholders acknowledge that if any account receivable is used to cover an amount referred to in subclause (I) through
(IX) of Section 3.9(b) and such account receivable is not paid as of the earlier of (i) 90 days after it is due and payable or (ii) one year following Closing, such account receivable shall be deemed not to have constituted a "fully collectible" account receivable, and the TRO Shareholders shall be responsible under Section 10.1(b) to pay TRO the amount of such account receivable promptly after such date. Upon payment therefor by the TRO Shareholders, TRO shall assign its right, title and interest in and to any such account receivable to the Person designated by Ronald Rubin.


            SECTION 6. CERTAIN CONDITIONS PRECEDENT TO PREIT'S AND
                        THE PARTNERSHIP'S OBLIGATIONS.

         The obligation of PREIT and the Partnership to consummate the acquisition of the Contributed TRO Shares and to take the other actions required to be taken by them at the Closing is subject to the fulfillment by or at the Closing of each of the following conditions, any or all of which may be waived by PREIT in its sole discretion:

         6.1 Representations and Warranties. Each of the representations and warranties of the TRO Shareholders set forth in this Agreement that is qualified by materiality shall be true and correct, and each of the representations and warranties of the TRO Shareholders set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

         6.2 Performance of Covenants. All of the agreements, covenants and obligations that either Company or any TRO Shareholder is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects. The TRO Shareholders shall have delivered each of the documents required to be delivered by them pursuant to Section 8.2(a) hereof.

         6.3 Legal Matters. The performance of the Buyer and Shareholder Transaction Documents and the consummation of the Closing shall not, directly or indirectly (with or without notice or lapse of time), violate, contravene, conflict with or result in a violation of any Law and shall not violate any Order of any court or governmental body of competent jurisdiction, and no suit, action, investigation or legal or administrative proceeding shall have been brought or threatened by any Person (other than by PREIT or the Partnership) that questions the validity or legality of this Agreement or the transactions contemplated hereby.

         6.4 Consents and Approvals. Each consent, approval, ratification, waiver or other authorization of any Person necessary, in the reasonable opinion of PREIT, for the consummation of the transactions contemplated hereby, the continuation of the Business without interruption after the Closing in the same manner in which the Business is presently conducted shall have been obtained and shall be in full force and effect, and no such consent, approval, ratification, waiver or other authorization: (i) shall have been conditioned upon the modification, cancellation or termination of any Contract, right or Authorization of TRO, PREIT or the Partnership or (ii) shall impose on TRO, PREIT or the Partnership any condition, provision or requirement not presently imposed upon the Companies or any condition that would be more restrictive after the Closing on the Companies than the conditions presently imposed on the Companies.

         6.5 Opinion of Counsel. PREIT shall have received an opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, counsel for the Companies, dated as of the Closing Date, substantially in the form set forth in Exhibit
6.5 hereto.

         6.6 (Intentionally Omitted).

         6.7 Material Adverse Change. There shall not have been since the date hereof any event, circumstance condition or contingency that has resulted in a Material Adverse Effect or that is reasonably likely to result in a Material Adverse Effect.

         6.8 Predevelopment Partnership. The transfer to the Predevelopment Partnership of rights with respect to the Predevelopment Properties contemplated by Section 5.20(b) hereof shall have occurred, all of the parties to the Predevelopment Properties Contribution Agreement (other than the Partnership and PREIT) shall be prepared and able to consummate simultaneously with the Closing hereunder the initial closing under such agreement and to satisfy their respective obligations with respect thereto, and all conditions to the Partnership's and PREIT's obligation to proceed with the initial closing thereunder shall have been satisfied or waived.

         6.9 Existing Properties. All of the parties to the Court at Oxford Valley Contribution Agreement (other than the Partnership) shall be prepared and able to consummate immediately following the Closing hereunder the closing under such agreement and to satisfy their respective obligations with respect thereto and all conditions to the Partnership's and PREIT's obligation to proceed with the closing thereunder shall have been satisfied or waived. The conditions set forth in Section 7.2(a)(xiv) of the

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Hillview Contribution Agreement and Section 7.2(a)(xiv) of the Northeast
Contribution Agreement shall be satisfied as of the Closing Date as if the Closing Date were the closing date under such agreements.

         6.10 EPD Properties. All of the parties to the EPD Purchase Agreements shall be prepared and able to consummate immediately following the Closing hereunder the closings under such Purchase Agreements and the assignments contemplated in the EPD Assignment Agreement and to satisfy their respective obligations with respect thereto and all conditions to TRO's or PREIT's obligation to proceed to close under such agreements shall have been satisfied or waived.

         6.11 TRO Consolidation. The TRO Consolidation shall have been consummated in accordance with Section 5.14 hereof.

         6.12 TRO Recap. The TRO Recap shall have been consummated in accordance with Section 5.15 hereof.

         6.13 Rights of First Refusal. All of the parties to the First Refusal Rights Agreement other than PREIT and the Partnership shall have duly executed and delivered the First Refusal Rights Agreement substantially in the form set forth in Exhibit 6.13 hereto.

         6.14 Opinions of Financial Advisor. PREIT shall have received the written opinion of its financial advisor, Lehman Brothers Inc., dated the date on which the Proxy Statement is first mailed to PREIT shareholders, stating that the consideration paid by PREIT and the Partnership in connection herewith is fair to PREIT from a financial point of view.

         6.15 Ronald Rubin. PREIT shall be reasonably satisfied that Ronald Rubin is in good health as of the Closing Date, and, if requested by PREIT and at its sole cost and expense, PREIT shall have been designated the beneficiary of a policy on the life of Ronald Rubin issued by an insurance carrier selected by PREIT, which policy shall be issued at rates generally applicable to persons of Mr. Rubin's age and gender and which policy shall contain no exceptions other than those customary for a person of Mr. Rubin's age and gender.

         6.16 Shareholder Approval. The transactions contemplated hereby shall have been approved by the affirmative vote of the shareholders of PREIT by the requisite vote in accordance with PREIT's trust agreement, Pennsylvania law, and the American Stock Exchange.

         6.17 Registration Rights Agreement. All parties to the Registration Rights Agreement other than PREIT shall have duly

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



executed and delivered the Registration Rights Agreement substantially in the form set forth in Exhibit 6.17 hereto.

         6.18 Lock-Up Letter Agreements. Each of Ronald Rubin, George Rubin and Edward Glickman shall have duly executed and delivered a Lock-Up Letter Agreement substantially in the form set forth in Exhibit 6.18 hereto.

         6.19 Partnership Agreement. Each TRO Shareholder and each of the parties to the Court at Oxford Valley Contribution Agreement and the EPD Purchase Agreements that has a right to receive limited partner interests in the Partnership shall have executed and delivered the Amended Partnership Agreement substantially in the form set forth in Exhibit 6.19 hereto.

         6.20 Satisfaction of Section 5.28(a). Each of the agreements, covenants and obligations that any of the TRO Shareholders is required to perform or comply with pursuant to Section 5.28(a) at or prior to Closing shall have been duly performed and complied with.

         6.21 Listing of PREIT Shares. The PREIT Shares that may be used by PREIT to redeem the Class A Units issuable as a result of the transactions contemplated hereby shall have been approved for listing on the American Stock Exchange upon official notice of issuance.

         6.22 Goldenberg Estoppel Certificate. The Goldenberg Group shall have executed and delivered to the Partnership an estoppel certificate providing that as of the Closing Date neither TRO nor any TRO Affiliate or TRO Shareholder has defaulted or breached any of its or his obligations under the Goldenberg Letter Agreement (or any partnership agreement implementing the Goldenberg Letter Agreement).


              SECTION 7. CERTAIN CONDITIONS PRECEDENT TO THE TRO
                 SHAREHOLDERS' AND THE COMPANIES' OBLIGATIONS.

         The obligation of the TRO Shareholders and the Companies to consummate the contribution of the Contributed TRO Shares contemplated by this Agreement and to take the other actions required to be taken by them at the Closing is subject to the fulfillment by or at the Closing of each of the following conditions, any or all of which may be waived by TRO in its sole discretion:

         7.1 Representations and Warranties. Each of the representations and warranties of PREIT set forth in this Agreement that is qualified by materiality shall be true and correct, and each of the representations and warranties of PREIT set forth in this Agreement that is not so qualified shall be

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



true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

         7.2 Performance of Covenants. Each of the agreements, covenants and obligations that PREIT or the Partnership is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects. PREIT shall have delivered each of the documents required to be delivered by it pursuant to
Section 8.2(b) hereof.

         7.3 Legal Matters. The performance of the Buyer and Shareholder Transaction Documents and the consummation of the Closing shall not, directly or indirectly (with or without notice or lapse of time), violate, contravene, conflict with or result in a violation of any Law and shall not violate any Order of any court or governmental body of competent jurisdiction, and no suit, action, investigation or legal or administrative proceeding shall have been brought or threatened by any Person that questions the validity or legality of this Agreement or the transactions contemplated hereby.

         7.4 Predevelopment Properties. The Partnership shall be prepared and able to consummate simultaneously with the Closing hereunder the initial closing under the Predevelopment Properties Contribution Agreement and to satisfy its obligations with respect thereto and all of the conditions to the obligation of the parties to such agreement other than the Partnership to proceed with such closing shall have been satisfied or waived.

         7.5 EPD Properties. The Partnership shall be prepared and able to consummate immediately following the Closing hereunder the closings under the EPD Purchase Agreements and to satisfy its obligations with respect thereto and all of the conditions to the obligation of the parties to such agreements other than TRO to proceed with such closings shall have been satisfied or waived.

         7.6 Existing Properties. The Partnership shall be prepared and able to consummate simultaneously with Closing hereunder the closing under the Court at Oxford Valley Contribution Agreement and to satisfy its obligations with respect thereto and all of the conditions to the obligation of the parties to such agreement other than the Partnership to proceed with such closing shall have been satisfied or waived. The conditions set forth in
Section 7.2(b)(vi) of the Hillview Contribution Agreement and Section 7.2(b)(vi) of the Northeast Contribution Agreement shall be satisfied as of the Closing Date as if the Closing Date were the closing date under such agreements.

         7.7 Contribution of PREIT Assets. PREIT shall be prepared and able to satisfy its obligations pursuant to Section 5.24

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




         7.8 Opinion of Counsel. PREIT shall have received an opinion of Drinker Biddle & Reath LLP, counsel for PREIT, dated as of the Closing Date, substantially in the form set forth in Exhibit 7.8 hereto.

         7.9 Registration Rights Agreement. PREIT shall have duly executed and delivered the Registration Rights Agreement substantially in the form set forth in Exhibit 6.17 hereto.

         7.10 Partnership Agreement. PREIT and PREIT Subsidiary shall have executed and delivered the Amended Partnership Agreement in the form set forth in Exhibit 6.19 hereto.

         7.11 (Intentionally Omitted).

         7.12 Consents and Approvals. All consents, approvals, ratifications, waivers or other authorizations of any Person necessary for the consummation of the transactions contemplated hereby (other than consents, approvals, ratifications, waivers or other authorizations the absence of which will not have a material adverse effect upon PREIT's consolidated financial condition, results of operations or Adjusted FFO) shall have been obtained and shall be in full force and effect.

         7.13 Material Adverse Change. There shall not have been since the date hereof any event, circumstance, condition or contingency that has resulted in a material adverse effect upon PREIT's consolidated financial condition, results of operations, assets or business or that is reasonably likely to result in such a material adverse effect.


                              SECTION 8. CLOSING.

         8.1 Time and Place of the Closing. The closing of the acquisition by the Partnership of the Contributed TRO Shares (the "Closing") pursuant to this Agreement shall take place on the later to occur of (i) September 30, 1997 or
(ii) the fifth business day following the first date on which the conditions set forth in Sections 6.4, 6.16 and 7.12 are satisfied (or waived in writing by the applicable party), at the offices of Drinker Biddle & Reath LLP, 1100 PNB Building, 1345 Chestnut Street, Philadelphia, PA 19107, commencing at 10:00 A.M., local time, or at such other date, time or place as may be agreed to by PREIT and TRO (the "Closing Date"). Subject to Section 9, failure to consummate the Closing shall not result in the termination of this Agreement or relieve any Person of any obligation hereunder.

         8.2 Deliveries at the Closing. At the Closing, in addition to the other actions contemplated elsewhere herein:


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



                  (a) The TRO Shareholders shall deliver or cause to be delivered to the Partnership:

                           (i) stock certificates representing the Contributed
TRO Shares, duly endorsed for transfer or with stock powers affixed thereto executed in blank in proper form for transfer;

                           (ii) certificates, dated the Closing Date and
executed by the chief executive officer and chief financial officer of TRO to the effect that the conditions set forth in Sections 6.1, 6.2 and 6.7 have been satisfied;

                           (iii) certificates of good standing of a recent
date for TRO certified by the Secretary of State or corresponding certifying authority of the state of incorporation of TRO and of each state in which TRO is qualified to do business as a foreign corporation;

                           (iv) copies of the resolutions of the board of
directors of TRO and its shareholders authorizing the transactions contemplated under this Agreement and the Shareholder Transaction Documents to which TRO is a party;

                           (v) evidence of the consummation of the TRO
Consolidation;

                           (vi) evidence of the amendment and restatement of
the articles of incorporation and bylaws of TRO contemplated by Section 5.15 hereof;

                           (vii) an assignment of the Equity Fund and interest
factor thereon contemplated by Section 5.17 (together with the representations and warranties referred to in Section 5.17); and

                           (viii) such other documents and instruments as the
Partnership or PREIT may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                  (b) PREIT and the Partnership shall deliver or cause to be delivered to the TRO Shareholders or TRO, as the case may be, the following:

                           (i) to the TRO Shareholders, the Class A Units to
be delivered at Closing as contemplated by Section 1.2 hereof;

                           (ii) to the TRO Shareholders, the Registration
Rights Agreement, duly executed by PREIT;

                           (iii) to TRO, the Closing Loan and amounts due in
respect of the Equity Fund pursuant to Section 5.17 and an

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



assumption agreement in a form reasonably satisfactory to TRO reflecting the assumption set forth in Section 5.17(c);

                           (iv) to the TRO Shareholders, copies of resolutions
of the board of trustees of PREIT and its shareholders authorizing the transactions contemplated hereunder and under the Buyer Transaction Documents; and

                           (v) to the TRO Shareholders, a certificate, dated
the Closing Date, executed by the chief executive officer and chief financial officer of PREIT, to the effect that the conditions set forth in Sections 7.1,
7.2 and 7.13 have been satisfied.

                  (c) Each party shall deliver or cause to be delivered, as the case may be, to the other parties hereto such other documents, instruments, certificates and opinions as may be required by this Agreement.


                    SECTION 9. TERMINATION AND ABANDONMENT.

         9.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the
Closing:

                  (a) by PREIT or TRO, if the Closing has not occurred (other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1997, or such later date as the parties may mutually agree upon;

                  (b) by mutual consent of PREIT and TRO;

                  (c) by TRO and the TRO Shareholders, on the one hand, or PREIT and the Partnership, on the other hand, if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                  (d) by PREIT, if any of the conditions in Section 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of PREIT or the Partnership to comply with its obligations under this Agreement) and PREIT has not waived all such unsatisfied conditions before termination pursuant to this subparagraph (d); or

                  (e) by TRO, if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of either Company or any TRO Shareholder to comply with its obligations under this Agreement) and TRO has not waived all such unsatisfied conditions on or before termination pursuant to this subparagraph (e);

                  (f) by PREIT or TRO, if the required approval of shareholders of PREIT contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the PREIT Shareholders' Meeting or at any adjournment or postponement thereof; or

                  (g) by PREIT, if: (i) the Board shall have determined in good faith that the consummation of the transactions contemplated herein would preclude PREIT or its affiliates from consummating (A) a merger, consolidation or similar transaction, (B) a purchase by PREIT or its affiliates of all or any significant portion of the assets or equity securities of a third party, or (C) a purchase by a third party of all or any significant portion of the assets or equity securities of PREIT or its affiliates (any such transaction, an "Alternative Transaction"); (ii) the Board shall have determined in good faith that the Alternative Transaction is reasonably likely to be consummated; and (iii) after consultation with its financial advisors, the Board shall have determined in good faith that the Alternative Transaction would be more favorable to PREIT's shareholders than the transactions contemplated by this Agreement.

         9.2 Procedure for Termination; Effect of Termination.

                  (a) A party terminating this Agreement pursuant to Section
9.1 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party and all further obligations of the parties under this Agreement will terminate; provided, however, that if such termination is pursuant to Section 9.1(c), the terminating party's right to pursue all legal remedies (including damages and/or specific performance) contemplated by Section 10 will survive such termination unimpaired except as limited by Section 9.2(b) and provided further that if such termination is pursuant to Section 9.1(g), PREIT shall promptly thereafter pay TRO the sum of $2 million and provided further that if such termination is pursuant to
Section 9.1(f), the obligations of the parties pursuant to Section 5.11 shall survive termination.

                  (b) Following a termination pursuant to Section 9.1(c), each TRO Shareholder other than Ronald Rubin and George Rubin shall have no liability for breaches of covenants, agreements, obligations, representations or warranties set forth herein except to the extent that such TRO Shareholder
(i) breached a covenant, agreement or obligation set forth herein the performance of which was within his power to control, (ii) made an intentional misrepresentation or (iii) is the only TRO

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



Shareholder that made the representation or warranty that was breached. Following a termination pursuant to Section 9.1(c), neither Ronald Rubin, George Rubin, the Companies, PREIT nor the Partnership shall have any liability for breaches of covenants, agreements or obligations set forth herein to the extent that such breaches arise from the actions of, or failure to act by, Persons other than the parties hereto and the TRO Affiliates and notwithstanding such party's best efforts to cause such Person to act in a manner that would result in the satisfaction of such party's covenants, agreements and obligations hereunder.


                         SECTION 10. INDEMNIFICATION.

         10.1 Indemnification by TRO Shareholders. Subject to the limitations set forth in Section 10.3, each TRO Shareholder shall indemnify, defend and hold harmless PREIT, the Partnership and TRO (collectively, "Buyer Indemnified Persons") against and in respect of any and all losses, costs, expenses (including, without limitation, costs of investigation and reasonable defense and attorneys' fees), claims, damages, obligations, liabilities or diminutions in value, whether or not involving a third party claim (collectively, "Damages"), arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of such TRO Shareholder made in or pursuant to this Agreement (including, without limitation, the certificate referred to in Section 8.2(a)(ii) which, for this purpose, will be deemed to have stated, inter alia, that the TRO Shareholders' representations and warranties in this Agreement were true and correct as of the Closing Date as if made on the Closing Date); (b) any breach or nonfulfillment of any covenant or obligation of any TRO Shareholder contained in this Agreement; or (c) any of the matters described in Schedule 10.1 hereto.

         10.2 Indemnification by PREIT. PREIT shall indemnify, defend and hold harmless the TRO Shareholders against and in respect of any and all Damages arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of PREIT made in or pursuant to this Agreement (including, without limitation, the certificate referred to in Section 8.2(b)(v) which, for this purpose, will be deemed to have stated, inter alia, that PREIT's representations and warranties in this Agreement were true and correct as of the Closing Date as if made on the Closing Date); or
(b) any breach or nonfulfillment of any covenant or obligation of PREIT or the Partnership contained in this Agreement.

         10.3 Limitations on Liability.

                  (a) No TRO Shareholder shall have any obligation to indemnify any Buyer Indemnified Person against Damages pursuant to Section 10.1(a) of this Agreement arising out of or based upon any inaccuracy in or breach of any representation or warranty (other than those set forth in Section 3.6) made in or pursuant to this Agreement unless and until the aggregate of all such Damages suffered or incurred by Buyer Indemnified Persons exceeds $350,000; in which event the Buyer Indemnified Persons shall be entitled to indemnification for the full amount of all Damages suffered or incurred; provided, however, that the above limitation shall not be applicable to any claim for Damages pursuant to Sections 10.1(b) (other than an indemnity claim based upon a breach of Section 5.28(a)(iii)(B), which shall be subject to such limitation to the same extent as a claim for breach of Section 3.9 as described below) or 10.1(c) or based upon a breach of any representation or warranty made in or pursuant to (x) Sections 3.1, 3.2, 3.3, 3.4, 3.10(b), 3.28 or 3.31 or (y) Section 3.9, in the
case of a breach of any of the representations and warranties set forth in
Section 3.9 other than due to the existence of liabilities of a nature not required to be reflected in financial statements prepared in accordance with GAAP of which the TRO Shareholders had no knowledge prior to Closing.

                      (b) No TRO Shareholder shall have any obligation to indemnify any Buyer Indemnified Person against Damages based upon any inaccuracy in or breach of any representation or warranty set forth in Section
3.6 unless and until the aggregate of all such Damages suffered or incurred by Buyer Indemnified Persons exceeds $50,000; in which event the Buyer Indemnified Persons shall be entitled to indemnification for the full amount of all such Damages suffered or incurred.

                      (c) Following Closing, (i) the TRO Shareholders shall not be obligated to indemnify Buyer Indemnified Persons against Damages pursuant to Section 10.1 to the extent that such indemnification payment (other than indemnification payments in respect of fraud or intentional misrepresentation), when aggregated with all prior indemnification payments (other than indemnification payments in respect of fraud or intentional misrepresentation) by or on behalf of the TRO Shareholders to Buyer Indemnified Persons or reasonably paid by or on behalf of the TRO Shareholders to third parties for the benefit of Buyer Indemnified Persons pursuant to this Agreement, would exceed the Aggregate Value (as hereafter defined), and (ii) each TRO Shareholder other than Ronald Rubin and George Rubin shall not be obligated to indemnify Buyer Indemnified Persons against Damages pursuant to
Section 10.1 to the extent that such indemnification payment, when aggregated with all prior indemnification payments by or on behalf of such TRO Shareholder to Buyer Indemnified Persons or reasonably paid by or on behalf of such TRO Shareholder to third parties for the benefit of Buyer Indemnified Persons pursuant to this Agreement, would exceed the Proportionate Aggregate Value (as defined below) attributable to such TRO Shareholder, provided that the limitation of this subclause (ii) shall not apply to the extent an indemnity claim is brought with respect to a breach of a representation and warranty made solely by such TRO Shareholder and not by such TRO Shareholder and other TRO Shareholders or with respect to a matter involving fraud or intentional misrepresentation by such TRO Shareholder. The "Aggregate Value" means an amount equal to the value of all Class A Units theretofore issued pursuant to Sections 1.2 and 2.2 (it being acknowledged that for this purpose units that would have been issued but for an exercise of the set-off rights specified in
Section 10.7 shall be deemed to have been issued), such value to be calculated by multiplying the number of units times the per share Value (as defined in the Amended Partnership Agreement) of a PREIT Share as of the date of issuance of such units.

                  (d) Following Closing, the liability of each TRO Shareholder other than Ronald Rubin and George Rubin for each indemnity claim pursuant to
Section 10.1 shall be limited to that fraction of the aggregate Damages incurred by Buyer Indemnified Persons with respect to such claim that is equal to the quotient whose numerator equals the portion of the Aggregate Value attributable to units theretofore issued to such TRO Shareholder (for this purpose units that would have been issued but for an exercise of the set-off rights specified in Section 10.7 shall be deemed to have been issued) (the "Proportionate Aggregate Value") and the denominator of which equals the Aggregate Value; provided, however, that the foregoing shall not limit the liability of Ronald Rubin or George Rubin, each of whom shall be jointly and severally liable for 100% of the aggregate Damages incurred (subject to the cap on aggregate Damages set forth above in subclause (i) of Section 10.3(c)), and provided further that the foregoing limitation shall not apply to the extent that an indemnity claim is brought with respect to a breach of a representation and warranty made solely by such TRO Shareholder and not by such TRO Shareholder and other TRO Shareholders or with respect to a matter involving fraud or intentional misrepresentation by such TRO Shareholder.

                  (e) No claim arising out of or based upon any inaccuracy in or breach of any representation or warranty made in or pursuant to this Agreement shall be made unless a claim arises and written notice is delivered to the indemnifying party within the Basic Claims Period (as defined below); provided that any such claim arising out of or based upon any inaccuracy in or breach of any representation or warranty made in or pursuant to (x) Sections 3.16, 3.17 or 3.20 may be made at any time before the expiration of the latest to expire statute of limitations period applicable to an action brought by the appropriate taxing or other regulatory agency with respect to the matters forming the basis for such claim and (y) Sections 3.4, 3.25 or 3.28 may be made at any time. For purposes hereof, "Basic Claims Period" means the period beginning on the date hereof and ending on the date five months after the fiscal year end for first full fiscal year of PREIT after Closing.

                  (f) Disclosures made after the date hereof and any knowledge that is acquired about the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or obligation set forth herein shall not in any manner affect rights to indemnification hereunder based on any such representation, warranty, covenant or obligation or be deemed in any manner to amend the TRO Disclosure Letter. The waiver by PREIT of any condition based on the accuracy of any representation or warranty, or compliance with any covenant or obligation, will not affect any right to indemnification based on such representations, warranties, covenants and obligations unless otherwise expressly agreed in writing by PREIT. To the extent that any claim for indemnification may be made under Section 10.1(a) and Section 10.1(c), then such claim shall be deemed for all purposes to have arisen only under Section 10.1(c) and not under Section 10.1(a).

                  (g) Each party's rights under this Section 10 shall be its sole remedy against the other parties in respect of any matters arising under this Agreement, subject to a party's rights, if any, to seek and obtain specific performance with respect to covenants, agreements and obligations set forth herein.

                  (h) No party may assert a claim for indemnification pursuant to Section 10.1 unless the Closing has occurred or this Agreement has been terminated pursuant to Section 9.

                  (i) The limitations of this Section 10.3 shall not be applicable in respect of Damages arising from or relating to any breach of representations or warranties with respect to the Equity Fund.

         10.4 Procedure For Indemnification - Third Party Claims.

                  (a) Within thirty days after receipt by an indemnified party of notice of the commencement of any proceeding against it to which the indemnification in this Section 10 *relates, such indemnified party shall, if a claim is to be made against an indemnifying party under Section 10, give notice to the indemnifying party of the commencement of such proceeding, but the failure to so notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such proceeding is materially prejudiced by the indemnified party's failure to give such notice.

                  (b) If any proceeding referred to in paragraph (a) above is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under Section 11 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding,
(A) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (B) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (1) there is no finding or admission of any violation of Law by the indemnified party (or any affiliate thereof) or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (2) the sole relief provided is monetary damages that are paid in full by the indemnifying party. The indemnified party will have no liability with respect to any compromise or settlement of the claims underlying such proceeding effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, with respect to those issues, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent.

         10.5 Procedure for Indemnification - Other Claims. A claim for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought.

         10.6 Acknowledgement. Each TRO Shareholder hereby acknowledges that the representations, warranties and covenants made by him herein are made in his capacity as a shareholder of TRO and not as director, officer or employee of either Company; accordingly, each TRO Shareholder acknowledges and confirms that following the Closing he shall not have any claim for indemnification by TRO, the Partnership, PREIT or any affiliate thereof as an officer, trustee, director or employee thereof in respect of any Damages due or owing by such TRO Shareholder pursuant to the terms of this Agreement.

         10.7 Right of Set-Off. PREIT and the Partnership shall have the right to set-off, against any Class A Units which may be owed by PREIT or the Partnership to any TRO Shareholder, any amount owed by such TRO Shareholder to any Buyer Indemnified Person pursuant to this Section 10. To the extent that a TRO Shareholder contests an indemnification claim of PREIT or the Partnership that would be the basis for the exercise of a right to set off against any Class A Units owed to such TRO Shareholder, the Partnership shall issue such Class A Units and deposit them with an escrow agent reasonably satisfactory to such TRO Shareholder until the earlier to occur of (i) resolution of such dispute by a final nonappealable order of a court of competent jurisdiction or
(ii) the mutual agreement of such TRO Shareholder and PREIT that such units should be released from escrow.

         10.8 Indemnification Payments. The TRO Shareholders shall be entitled to use cash or Class A Units to make indemnification payments hereunder. In the event Class A Units are used, each such unit shall be valued based on the per share Value (as defined in the Amended Partnership Agreement) of a PREIT Share as of the date such unit is tendered to PREIT as an indemnification payment hereunder.

         10.9 Transfer of Units. Ronald Rubin and George Rubin shall not, and each shall cause their affiliates not to, transfer any Class A Units issued pursuant to this Agreement to any of them (or any interest therein) for one year following such issuance unless the transferee executes and delivers to PREIT prior to such transfer an agreement, in form and substance reasonably satisfactory to PREIT, by which such transferee shall agree that all such transferred units (and proceeds thereof) shall be subject to and available to pay the indemnification undertakings of the TRO Shareholders pursuant to Section 10.1.

                           SECTION 11. MISCELLANEOUS.

         11.1 Survival of Representations and Warranties.

                  (a) The representations and warranties made by the parties in this Agreement and in the certificates, documents and other agreements delivered pursuant hereto shall survive the Closing. Anything in this Agreement to the contrary notwithstanding: (i) the representations and warranties of the TRO Shareholders hereunder, and the right of the Buyer Indemnified Persons to indemnification for breach thereof, shall not be affected by any investigation of the Companies, any TRO Shareholder or any TRO Affiliate made by PREIT or its agents or representatives and (ii) the representations and warranties of PREIT hereunder, and the right of the TRO Shareholders to indemnification for breach thereof, shall not be affected by any investigation of PREIT or the Partnership or its affiliates made by TRO or its agents or representatives.

                  (b) In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the TRO Disclosure Letter (other than an express exception to a specifically identified statement), those in this Agreement shall control.

         11.2 Further Assurances. Each party hereto shall use best efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and the transactions contemplated herein. Each party shall promptly notify the other parties of any event or circumstance known to such party that could prevent or delay the consummation of the transactions contemplated hereby or which would indicate a breach or non-compliance with any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement.

         11.3 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

                      To PREIT, the Partnership or (following the Closing)
                      TRO:

                           Pennsylvania Real Estate Investment Trust
                           455 Pennsylvania Avenue, Suite 135
                           Fort Washington, PA  19034
                           (215) 542-9250
                           Telecopy (215) 542-9179

                           Attention:  President and Special Committee

                           With a copy to:

                           Drinker Biddle & Reath LLP
                           1100 PNB Building
                           1345 Chestnut Street
                           Philadelphia, PA  19107-3496
                           (215) 988-2700
                           Telecopy (215) 988-2757

                           Attention:  Howard A. Blum, Esquire


                      To the TRO Shareholders or (prior to Closing) the
                      Companies:

                           The Rubin Organization, Inc.
                           The Bellevue
                           200 South Broad Street
                           Philadelphia, PA  19102
                           (215) 875-0700
                           Telecopy (215) 546-7311

                           Attention:  Ronald Rubin and George Rubin

                           With a copy to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers, LLP 1401 Walnut Street
                           Philadelphia, PA  19102
                           (215) 568-6060
                           Telecopy (215) 568-6603

                           Attention:  Leonard M. Klehr, Esquire

         11.4 Assignment and Benefit.

                  (a) The parties hereto shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of the other party. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

                  (b) This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other person or entity.

         11.5 Amendment, Modification and Waiver. The parties may amend or modify this Agreement in any respect, and PREIT and TRO may: (a) extend the time for the performance of any of the obligations of the other, (b) waive any inaccuracies in representations and warranties by the other, (c) waive compliance by the other with any of the obligations contained in this Agreement, or (d) waive the fulfillment of any condition precedent to the performance under this Agreement of the waiving party; provided, however, that after the approval of the transactions contemplated by this Agreement by the shareholders of PREIT, there shall be no material amendment or modification of this Agreement unless the Board of Trustees of PREIT concludes that such amendment or modification is in the best interests of the PREIT shareholders. Any such amendment, or modification, extension or waiver shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

         11.6 Governing Law; Consent to Jurisdiction. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any federal court or in any state court in the Commonwealth of Pennsylvania, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided herein. Nothing herein contained shall be deemed to affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Pennsylvania. Nothing contained herein or in any Transaction Document shall prevent or delay PREIT or the Partnership from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by any TRO Shareholder or either Company of any of its or his obligations hereunder.

         11.7 Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

         11.8 Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

         11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         11.10 Entire Agreement. This Agreement, together with the TRO Disclosure Letter and the agreements, exhibits, and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, including without limitation, the Letter Agreement (other than Section IV thereof).

         11.11 Guaranty of Performance by TRO Predevelopment, LLC. Ronald Rubin and George Rubin hereby guarantee that TRO Predevelopment, LLC will perform its indemnification obligations set forth in Section 10 of the Predevelopment Properties Contribution Agreement.

                      IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.

                                      PENNSYLVANIA REAL ESTATE
                                           INVESTMENT TRUST


                                      By:/s/  Jonathan B. Weller
                                         ----------------------------
                                           Name:
                                           Title:


                                      By:/s/  Jeffrey A. Linn
                                         ----------------------------
                                           Name:
                                           Title:


                                      PREIT ASSOCIATES, L.P.

                                           By: Pennsylvania Real Estate
                                               Investment Trust, its
                                               general partner

                                               By:/s/  Jonathan B. Weller
                                               ----------------------------
                                                  Name:
                                                  Title:

                                               By:/s/  Jeffrey A. Linn
                                               ----------------------------
                                                  Name:
                                                  Title:


                                      THE RUBIN ORGANIZATION, INC.


                                      By: /s/  Ronald Rubin
                                         ----------------------------
                                           Name:
                                           Title:


                                      THE RUBIN ORGANIZATION-ILLINOIS, INC.


                                      By: /s/  Ronald Rubin
                                         ----------------------------
                                           Name:
                                           Title:

                                  SCHEDULE A
                                      to
                          TRO CONTRIBUTION AGREEMENT


                  Each Current TRO Shareholder, by executing this Schedule A, evidences that such person has become a party to, and is bound by, the TRO Contribution Agreement.

                  All signatures need not appear on the same copy of this Schedule A.


/s/  Ronald Rubin                           /s/  Joseph Straus, Jr.
     ------------------------                    ---------------------------
     Ronald Rubin                                Joseph Straus, Jr.


/s/  George Rubin                           /s/  Alan Feldman
     ------------------------                    ---------------------------
     George Rubin                                Alan Feldman


/s/  Leonard Shore                          /s/  Doug Grayson
     ------------------------                    ---------------------------
     Leonard Shore                               Doug Grayson


/s/  Joseph Coradino                        /s/  Eric Mallory
     ------------------------                    ---------------------------
     Joseph Coradino                             Eric Mallory


/s/  Lewis Stone                            /s/  James Paterno
     ------------------------                    ---------------------------
     Lewis Stone                                 James Paterno


/s/  Gerry Broker                           /s/  Judith Garfinkel
     ------------------------                    ---------------------------
     Gerry Broker                                Judith Garfinkel


/s/  Patricia Berns                         /s/  David Bryant
     ------------------------                    ---------------------------
     Patricia Berns                              David Bryant


/s/  Edward Glickman                        /s/  Susan Valentine
     ------------------------                    ---------------------------
     Edward Glickman                             Susan Valentine

                                  SCHEDULE B
                                      to
                          TRO CONTRIBUTION AGREEMENT

                  Each Former TRO Debtholder, by executing this Schedule B, evidences that it has become a party to, and is bound by, the TRO Contribution Agreement.

                  All signatures need not appear on the same copy of this Schedule B.


                                      DELAWARE ASSOCIATES


                                      /s/  Ronald Rubin
                                          ---------------------------
                                      Ronald Rubin, General Partner



                                      RICHARD I. RUBIN & CO., INC.


                                        By:  /s/  Ronald Rubin
                                          ---------------------------
                                                 Name:
                                                 Title:


                                      RR LOANCO ASSOCIATES


                                        By:  Richard I Rubin & Co.,
                                             Inc., its Managing Partner


                                        By:  /s/  George Rubin
                                          ---------------------------
                                                 Name:
                                                 Title:

                            INDEX OF DEFINED TERMS


Defined Term                                                                Page

1933 Act ....................................................................13
1934 Act ....................................................................13
Affiliated Persons...........................................................29
Agreement ....................................................................1
Amended Partnership Agreement.................................................2
Authorizations ..............................................................14
Balance Sheet ...............................................................16
Board .......................................................................48
Business .....................................................................1
Buyer Indemnified Persons.........................................5, 30, 64, 66
Buyer Transaction Documents..................................................37
CERCLA ......................................................................31
Class A Units ................................................................2
Closing .....................................................................60
Closing Date ................................................................60
Closing Loan ................................................................47
Closing Loan Statement.......................................................47
Code .........................................................................1
Companies ....................................................................1
Company ......................................................................1
Company Acquisition Transaction..............................................43
Competing Business...........................................................29
Contracts ...................................................................20
Contributed TRO Shares........................................................4
Copyrights ..................................................................21
Court at Oxford Valley Contribution Agreement.................................2
Current Affiliated Persons...................................................29
Current Period ...............................................................6
Current TRO Shareholders......................................................1
Damages .....................................................................64
Employee Benefit Plans.......................................................25
Employee Stock Ownership Plan.................................................2
Employee Stock Ownership Trust................................................2
Encumbrance .................................................................18
Encumbrances ................................................................18
EPD Assignment Agreement......................................................3
EPD Properties ...............................................................3
Equity Fund .................................................................36
ERISA .......................................................................25
ERISA Affiliate .............................................................26
Existing Properties...........................................................2
Former TRO Debtholders........................................................1
GAAP .........................................................................5
Hazardous Substance..........................................................30
Hillview Contribution Agreement...............................................2
Howell Partnership...........................................................50
Intellectual Property........................................................21

Interim Balance Sheet........................................................16
IRS..........................................................................24
Laws.........................................................................14
Letter Agreement.............................................................42
Magnolia Agreement............................................................3
Magnolia Mall.................................................................3
Marks........................................................................21
Material Adverse Effect......................................................10
Non-Voting Common Shares......................................................1
North Dartmouth Agreement.....................................................3
North Dartmouth Mall..........................................................3
Northeast Contribution Agreement..............................................3
Orders.......................................................................15
OSHA.........................................................................28
Partnership...................................................................1
Patents......................................................................21
Person.......................................................................12
Preceding Period..............................................................6
Predevelopment Partnership....................................................3
Predevelopment Properties.....................................................3
Predevelopment Properties Contribution Agreement..............................3
Preferred Shares..............................................................1
PREIT.........................................................................1
PREIT Disclosure Letter......................................................38
PREIT Reports................................................................39
PREIT Shareholders' Meeting..................................................41
PREIT Subsidiary..............................................................1
Proportionate Aggregate Value................................................66
Proxy Statement..............................................................41
Real Property................................................................19
Requested Legal Expenses.....................................................46
Shareholder Transaction Documents............................................10
Software.....................................................................21
Special Committee............................................................48
Taxes........................................................................23
Terminated Pension Plan......................................................27
Trade Secrets................................................................21
Transaction Costs............................................................45
TRO...........................................................................1
TRO Affiliate................................................................19
TRO Consolidation.............................................................2
TRO Disclosure Letter........................................................10
TRO Illinois..................................................................1
TRO Recap.....................................................................2
TRO Shareholders..............................................................1
Voting Common Shares..........................................................1